SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OF 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                December 31, 1998
                                 Date of report
                        (Date of earliest event reported)


                            ZEVEX INTERNATIONAL, INC.
             (Exact Name of Registrant as Specified in Its Charter)


              Delaware             33-19583                     87-0462807
   (State of Incorporation)    (Commission File Number)      (I.R.S.Employer
                                                            Identification No.)


                             4314 Zevex Park Lane,
                           Salt Lake City, Utah 84123
                    (Address of Principal Executive Offices)


         Issuer's Telephone Number, Including Area Code: (801) 264-1001


                                      None
          (Former Name of Former Address, if Changed Since Last Report)

Item 2. Acquisition of Disposition of Assets

On December 31, 1998, ZEVEX International, Inc. (ZVXI) acquired from Len Smith, Tracy Livingston and David Bernardi all of the issued and outstanding capital stock of JTech Medical Industries, Inc. Consideration for the transaction, which could total a maximum of $7.25 million, consists of $3.1 million of Company cash, $3 million in convertible debentures and a two-year earn-out amount of up to $575,000 in cash and $575,000 in convertible debentures based on certain sales and pre-tax earning targets. Multi-year employment agreement has been signed with three JTech executives.

JTech will be consolidated into the ZEVX facility in Salt Lake City and will operate as a wholly-owned subsidiary of ZEVEX International, Inc. under its current name.

JTech Medical is a manufacturer and marketer of both stand-alone and computerized musculoskeletal evaluation products that measure isolated muscle strength, joint ranges of motion and sensation to document the effectiveness of treatment or extent of injury.

JTech Medical Industries is an internationally recognized leader in physical medicine measurement products, providing both hardware and Windows95-compatible software. JTech provides equipment for musculoskeletal evaluation, functional capacity evaluation, upper extremity and hand testing and pain evaluation. These products are used by chiropractors, physical therapists, and occupational therapists for outcome assessment during rehabilitation, medical-legal evaluations for personal injury and workers compensation, and clinical documentation.

Also, on December 31, 1998, ZEVEX acquired from Vijay Lumba all of the issued and outstanding capital stock of Aborn Electronics, Inc. Consideration for the transaction, which could total a maximum of $5.1 million, consists of $1.85 million in Company cash, $1.35 million in a convertible debenture and a one-year earn-out amount of up to $950,000 in cash and $950,000 in a convertible debenture based on certain sales and pre-tax earning targets. A multi-year employment agreement has been signed with Aborn's president.

Aborn will maintain operations in San Jose, California and will operate as a wholly-owned subsidiary of ZEVEX International, Inc. under its current name.

Aborn is a manufacturer and developer of optical sensors and custom computer chips used in both medical and industrial devices. Aborn's products include fiber optic links, integrated optoisolators, high-speed sensor integrated circuits, custom chips application specific integrated circuits (ASIC) chips and solid state relays. Medical applications for these technology products include diagnostic and therapeutic equipment, such as blood analyzers and dialysis machines.


Item 7. Financial Statements and Exhibits

The audited financial statements of JTech Medical Industries, Inc. and Aborn Electronics, Inc. will be filed not later than 60 days after the date of the filing of this report. The following exhibits are included for the transactions described in Item 2, above.


                                Index To Exhibits

Number                     Exhibits
10.1 Stock Purchase Agreement - JTech Medical Industries, Inc., dated December 31, 1998, with certain material exhibits.
10.2         Stock Purchase Agreement - Aborn Electronics, Inc., dated
             December 31, 1998, with certain material exhibits.






SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized.


ZEVEX International, Inc.



By /s/ Dean G. Constantine
Dean G. Constantine, President
Principal Executive Officer


Dated: January 14, 1999









                            STOCK PURCHASE AGREEMENT



                                      AMONG


                            ZEVEX INTERNATIONAL, INC.

                                       AND

             LEONARD C. SMITH, J. TRACY LIVINGSTON, DAVE W. BERNARDI

                                       AND
                   CORPORATION OF THE PRESIDENT OF THE CHURCH
                      OF JESUS CHRIST OF LATTER-DAY SAINTS


                                December 31, 1998

                                TABLE OF CONTENTS

                                                                            PAGE

1.       Definitions...........................................................1

2.       Purchase and Sale of Company Shares...................................5
         (a)      Basic Transaction. ..         ...............................5
         (b)      Purchase Price...............................................5
         (c)      Terms of Debentures..........................................6
         (d)      The Hold-Back................................................6
         (e)      The Closing..................................................7
         (f)      Deliveries at the Closing....................................7

3.       Representations and Warranties Concerning the Transaction.............7
         (a)      Representations and Warranties of the Sellers................7
         (b)      Representations and Warranties of the Buyer..................9
         (c)      Representations and Warranties of the Church................11

4.       Representations and Warranties Concerning the Company................12
         (a)      Organization, Qualification, and Corporate Power............12
         (b)      Capitalization..............................................13
         (c)      Noncontravention............................................13
         (d)      Brokers' Fees...............................................13
         (e)      Title to Assets.............................................14
         (f)      Financial Statements........................................14
         (g)      Events Subsequent to Most Recent Fiscal Year End............14
         (h)      Undisclosed Liabilities.....................................15
         (i)      Legal Compliance............................................16
         (j)      Tax Matters.................................................16
         (k)      Intellectual Property.......................................17
         (l)      Tangible Assets.............................................19
         (m)      Inventory...................................................19
         (n)      Contracts...................................................19
         (o)      Notes and Accounts Receivable...............................20
         (p)      Powers of Attorney..........................................20
         (q)      Insurance...................................................20
         (r)      Litigation..................................................20
         (s)      Product Warranty............................................20
         (t)      Product Liability...........................................21
         (u)      Employees...................................................21
         (v)      Employee Benefits...........................................21
         (w)      Guaranties..................................................23
         (x)      Environmental, Health, and Safety Matters...................23
         (y)      Certain Business Relationships with the Company.............24
         (z)      Year 2000 Items.............................................24
         (aa)     Disclosure..................................................24

5.       Pre-Closing Covenants................................................24
         (a)      General.....................................................24
         (b)      Notices and Consents........................................24
         (c)      Operation of Business.......................................25
         (d)      Preservation of Business....................................25
         (e)      Full Access.................................................25
         (f)      Notice of Developments......................................25
         (g)      Exclusivity.................................................25

6.       Post-Closing Covenants...............................................26
         (a)      General.....................................................26
         (b)      Litigation Support..........................................26
         (c)      Transition..................................................26
         (d)      Confidentiality.............................................26
         (e)      Covenant Not to Compete.....................................27

7.       Conditions to Obligation to Close....................................28
         (a)      Conditions to Obligation of the Buyer.......................28
         (b)      Conditions to Obligation of the Sellers.....................29

8.       Remedies for Breaches of This Agreement..............................30
         (a)      Survival of Representations and Warranties..................30
         (b)      Indemnification Provisions for Benefit of the Buyer.........30
         (c)      Indemnification Provisions for Benefit of the Sellers.......31
         (d)      Matters Involving Third Parties.............................32
         (e)      Determination of Adverse Consequences.......................33
         (f)      Recoupment Under the Hold-back and Debentures...............33
         (g)      Other Indemnification Provisions............................33

9.       Tax Matters..........................................................33
         (a)      Tax Periods Ending on or Before the Closing Date............33
         (b)      Tax Periods Beginning Before and Ending After the Closing
                  Date........................................................34
         (c)      Cooperation on Tax Matters..................................34
         (d)      Certain Taxes...............................................34

10.      Termination..........................................................35
         (a)      Termination of Agreement....................................35
         (b)      Effect of Termination.......................................35

11.      Miscellaneous........................................................36
         (a)      Nature of Certain Obligations...............................36
         (b)      Termination of Shareholders Agreement.......................36
         (c)      Press Releases and Public Announcements.....................36
         (d)      No Third-Party Beneficiaries................................36
         (e)      Entire Agreement............................................36
         (f)      Succession and Assignment...................................36
         (g)      Counterparts................................................37
         (h)      Headings....................................................37
         (i)      Notices.....................................................37
         (j)      Governing Law...............................................38
         (k)      Amendments and Waivers......................................38
         (l)      Severability................................................38
         (m)      Expenses....................................................38
         (n)      Construction................................................38
         (o)      Incorporation of Exhibits, Annexes, and Schedules...........39
         (p)      Specific Performance........................................39
         (q)      Submission to Jurisdiction..................................39
         (r)      Limitation on Obligations of the Church.....................39

Exhibit A--Form of Convertible Debenture
Exhibit B--Pledge Agreement
Exhibit C--Formula for Calculating Earn-Out Payments
Exhibit D--Historical Financial Statements
Exhibit E--Forms of Employment Agreements
Exhibit F--Allocation of Purchase Price Among Sellers
Exhibit G--Amendment to Lease
Exhibit H--Voice Technology Project Agreement

Annex I--Exceptions to the Sellers' Representations and Warranties Concerning the Transaction

Annex II--Exceptions to the Buyer's Representations and Warranties Concerning the Transaction

Annex III--Exceptions to Representations and Warranties Concerning the Company












                            STOCK PURCHASE AGREEMENT
         This Stock Purchase Agreement ("Agreement") is entered into as of December 31, 1998, by and among ZEVEX International, Inc., a Delaware corporation ("Buyer"), and Len Smith, James T. Livingston and Dave Bernardi, (collectively the "Sellers"), and Corporation of the President of The Church of Jesus Christ of Latter-day Saints, a Utah non-profit corporation (the "Church"). The Buyer and the Sellers are referred to collectively herein as the "Parties."

         The Sellers and the Church in the aggregate own all of the outstanding capital stock of JTech Medical Industries, Inc., a Utah corporation (the "Company").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Sellers and the Church, and the Sellers and the Church will sell to the Buyer, all of the outstanding capital stock of the Company in return for cash and certain other consideration.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Applicable Rate" means the prime rate as published in the Money Rate Section of the Wall Street Journal, plus two percent (2%) per annum.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer Confidential Information" has the meaning set forth in '6(d)(i) below.

         "Buyer Shares" has the meaning set forth in '2(c) below.

         "Closing" has the meaning set forth in '2(e) below.

         "Closing Date" has the meaning set forth in '2(e) below.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code '4980B.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Confidential Information" has the meaning set forth in '6(d)
          (ii) below.

         "Company Share" means any share of the Common Stock, par value $.001 of the Company.

         "Debenture" has the meaning set forth in '2(b)(i) below.

         "Deferred Intercompany Transaction" has the meaning set forth in Reg. ' 1.1502-13.

         "Earn-Out Payment" means either the First Earn-Out Payment or the Second Earn-Out Payment, as the case may be.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA '3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA '3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code '414.

         "Fiduciary" has the meaning set forth in ERISA '3(21).

         "Financial Statements" has the meaning set forth in '4(f) below.

         "First Earn-Out Payment" has the meaning set forth in '2(b)(ii) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hold-Back" has the meaning set forth in '2(d) below.

         "Indemnified Party" has the meaning set forth in '8(d) below.

         "Indemnifying Party" has the meaning set forth in '8(d) below.

         "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose) and other similar or related items of automated, computerized or software systems.

         "Initial Payment" has the meaning set forth in '2(b)(ii) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

         "Most Recent Financial Statements" has the meaning set forth in '4(f) below.

         "Most Recent Fiscal Month End" has the meaning set forth in '4(f) below.

         "Most Recent Fiscal Year End" has the meaning set forth in '4(f) below.

         "Multiemployer Plan" has the meaning set forth in ERISA '3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity.

         "Prohibited Transaction" has the meaning set forth in ERISA '406 and Code '4975.

         "Purchase Price" has the meaning set forth in '2(b) below.

         "Reportable Event" has the meaning set forth in ERISA '4043.

         "Second Earn-Out Payment" has the meaning set forth in '2(b)(iii) below.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code '59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in '8(d) below.

         "Year 2000 Compliant" means, with respect to Information Technology, the Information Technology is fully functional and compatible with use during and after the calendar year 2000 A.D., and the Information Technology used during each such time period will accurately receive, provide and process date/time data, (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data.

2.       Purchase and Sale of Company Shares.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from each of the Sellers and the Church, and each of the Sellers and the Church agrees to sell to the Buyer, all of such Seller's and the Church's Company Shares for the consideration specified below in this '2.

         (b) Purchase Price. The Buyer agrees to pay to the Sellers and the Church a purchase price of up to, but not exceeding, Seven Million Two Hundred Fifty Thousand Dollars ($7,250,000) (the "Purchase Price"), described below in this '2(b). The Purchase Price shall be allocated among the Sellers and the Church as set forth in Exhibit F attached hereto. The Purchase Price will be paid in the following manner:

                  (i) Payment at Closing. At Closing, the Buyer will pay to the Sellers Three Thousand Dollars in cash by bank check.

                  (ii) Payment by January 6, 1999. On January 6, 1999, the Buyer will pay to Sellers and the Church Six Million Ninety Seven Thousand Dollars ($6,097,000) comprised of: (A) Three Million Ninety Seven Thousand Dollars ($3,097,000) in cash payable by wire transfer or other immediately available funds; and (B) convertible debentures of the Buyer in the form attached hereto as Exhibit A ("Debenture") in the aggregate principal amount of Three Million Dollars ($3,000,000). The cash portion of the foregoing payment (the "Initial Payment") shall be subject to the hold-back provisions of '2(d). The Debenture is secured by the pledge of stock pursuant to the Pledge Agreement attached hereto as Exhibit B.

                  (iii) First Earn-Out Payment. Within ninety (90) days following December 31, 1999, the Buyer will pay to the Sellers an additional amount of cash and Debentures in an amount to be calculated in accordance with the formula and example described in Exhibit C (the "First Earn-Out Payment"). The First Earn-Out Payment shall not exceed
         (A) Three Hundred Seventy Five Thousand Dollars ($375,000) in cash, and
         (B) a Debenture in the aggregate principal amount of Three Hundred Seventy Five Thousand Dollars ($375,000). The First Earn-Out Payment is subject to adjustment upon certain terminations of the Employment Agreement attached hereto as Exhibit E and as described in Section 10 therein.

                  (iv) Second Earn-Out Payment. Within ninety (90) days following December 31, 2000, the Buyer will pay to the Sellers an additional amount of cash and Debentures in an amount to be calculated in accordance with the formula and example described in Exhibit C (the "Second Earn-Out Payment"). The Second Earn-Out Payment shall not exceed (A) Two Hundred Thousand Dollars ($200,000) in cash, and (B) a Debenture in the aggregate principal amount of Two Hundred Thousand Dollars ($200,000). The Second Earn-Out Payment is subject to adjustment upon certain terminations of the Employment Agreement attached hereto as Exhibit E and as described in Section 10 therein.

         (c) Terms of Debentures. In addition to the terms and conditions contained in the form of Debenture in Exhibit A, each Debenture may be converted by its holder, in whole or in part, into the common stock of the Buyer ("Buyer Shares") at a rate of Eleven Dollars ($11.00) per share as follows: (i) at any time after one (1) year and before three (3) years, measured from the date of issuance, for Debentures issued as part of the Initial Purchase Price; and (ii) at any time after one (1) year and before two (2) years, measured from the date of issuance, for Debentures issued as part of an Earn-Out Payment.

         (d) The Hold-Back. The Buyer will hold and not deliver at Closing (four hundred sixty five thousand dollars ($465,000) from the Initial Payment (the "Hold-Back"). The Parties agree that two-thirds of the Hold-Back ($310,000) shall be held by the Buyer and paid to the Sellers (in proportion to the allocation set forth on Exhibit F) on a deferred basis promptly following the post-Closing completion of the audit requirements of the Buyer, less amounts applied by the Buyer to cover unknown audit contingencies which occurred prior to the Closing Date. The Parties agree that the remaining one-third of the Hold-Back ($155,000) shall be held by the Buyer and paid to the Sellers (in proportion to the allocation set forth on Exhibit F) on a deferred basis one hundred eighty (180) days after Closing, less amounts applied by the Buyer to cover unknown contingencies that occur prior to Closing, including amounts due to Buyer under '8(b). Buyer agrees to add to the amount of the Hold-Back actually paid to the Sellers an additional amount equal to eight (8%) per annum simple interest on such amount paid, accruing from the Closing Date until the date of payment.

         (e) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer in Salt Lake City, Utah, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").

         (f) Deliveries at the Closing. At the Closing, (i) the Sellers will deliver to the Buyer the various certificates, instruments, and documents referred to in '7(a) below, (ii) the Buyer will deliver to the Sellers the various certificates, instruments, and documents referred to in '7(b) below,
(iii) each of the Sellers and the Church will deliver to the Buyer stock certificates representing all of his or its Company Shares, endorsed in blank or accompanied by duly executed blank stock powers, and (iv) the Buyer will deliver to each of the Sellers the consideration specified in '2(b) above.

3.       Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this '3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this '3(a)) with respect to himself, except as set forth in Annex I attached hereto.

                  (i) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform Seller's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any third party in order to consummate the transactions contemplated by this Agreement.

                  (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject.

                  (iii) Brokers' Fees. The Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (iv) Absence of Indebtedness and Claims. Except as set forth on Annex I, Seller is not indebted to Company, and the Company is not indebted to Seller and the Seller has no claims against the Company.

                  (v) Company Shares. The Seller holds of record and owns beneficially the number of Company Shares set forth next to his name in '4(b) of Annex III, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                  (vi) Investment. The Seller (A) understands that the Debentures and Buyer Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Debentures solely for Seller's own account for investment purposes, and not with a view to the distribution thereof, (C) has received copies of all of Buyer's filings with the SEC during 1998 and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Debentures and/or Buyer Shares, (D) is able to bear the economic risk and lack of liquidity inherent in holding the Debentures and/or Buyer Shares, and
         (E) understands that Buyer has not agreed to, and has no obligation to, file a registration statement to permit sale of the Debentures or Buyer Shares received under or in connection with this Agreement.

                  (vii) Restrictions on Shares. The Seller understands that the Debentures and Buyer Shares may not be transferred or resold without
         (A) registration under the Securities Act or any applicable state securities law, or (B) an exemption from the registration requirements of the Securities Act and applicable state securities laws. Seller understands that the certificates evidencing the Debentures and Buyer Shares may bear the following (or similar) legend and any other legend required by applicable state law:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED WITHIN IN THE UNITED STATES UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

         (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers (and the Church, solely with respect to clauses
(i)-(iii) of this '3(b)) that the statements contained in this '3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this '3(b)), except as set forth in Annex II attached hereto.

                  (i) Organization, Qualification and Corporate Power. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Buyer is duly qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations or future prospects of the Buyer. The Buyer has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the business in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. The Buyer has delivered to the Sellers correct and complete copies of the charter and bylaws of the Buyer (as amended to date). The minute books (containing the records of meetings of the stockholders and the board of directors), the stock certificate books, and the stock record books of the Buyer are correct and complete. The Buyer is not in default under or in violation of any provision of its charter or bylaws.

                  (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Buyer. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any third party in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                  (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

                  (v) Validity of Buyer Shares. The Buyer Shares, when issued and delivered by the Company in accordance with the terms of this Agreement and the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable and will be free of any liens or encumbrances.

                  (vi) Financial Statements. Buyer has provided to Sellers: (1) the Company's Form 10-K for the fiscal year ended December 31, 1997 (the "Most Recent Audited Balance Sheet"); and (2) the Company's Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998, and September 30, 1998. The foregoing financial statements are true, correct, and complete in all material respects, and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, and fairly present the financial condition of the Company as of the dates set forth in such financial statements and the results of operations of the Buyer for the period covered thereby. The Buyer's most recent balance sheet, included in the foregoing financial statements are hereinafter referred to as "Buyer Balance Sheet."

                  (vii) Investment. The Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  (viii) SEC Filings. Buyer has filed all forms, reports and documents, together with all exhibits, required to be filed with the U.S. Securities and Exchange Commission ("SEC") since December 31, 1993. All such required forms, reports and documents (including those that Buyer may file subsequent to the date hereof) are referred to herein as the "SEC Reports." The SEC Reports (i) as of their respective dates were prepared in accordance with the requirements of the Securities Act or the Securities and Exchange Act of 1934, as amended (the "Exchange Act") as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or, in the case of the SEC Reports filed under the Securities Act, when such filing became effective, contain any untrue statement of a material fact or omit a statement of material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ix) Capitalization. The entire authorized capital stock of the Buyer consists of 10,000,000 shares of common stock, of which 3,419,126 shares are issued and outstanding as of the date hereof and 2,000,000 shares of preferred stock, no shares of which are issued and outstanding as of the date hereof. All of the issues and outstanding shares of common stock of Buyer have been duly authorized, are validly issued, fully paid, and nonassessable.

                  (x) Undisclosed Liabilities. To the Knowledge of the Buyer, the Buyer has no material Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Buyers Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after September 30, 1998 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

                  (xi) Legal Compliance. To the Knowledge of the Buyer, each of the Buyer and its respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, or future prospects of the Buyer.

                  (xii) Disclosure. The representations and warranties contained in this '3(b) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this '3(b) not misleading.

         (c) Representations and Warranties of the Church. The Church represents and warrants to the Buyer that the statements contained in this '3(c) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this '3(c)) with respect to itself.

                  (i) Authorization of Transaction. The Church has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Church enforceable in accordance with its terms and conditions. The Church need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency or any third party in order to consummate the transactions contemplated by this Agreement.

                  (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Church is subject.

                  (iii) Company Shares. The Church holds of record and owns beneficially the number of Company Shares set forth next to its name in '4(b) of Annex III, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Church is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Church to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Church is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

4. Representations and Warranties Concerning the Company. The Sellers represent and warrant to the Buyer that the statements contained in this '4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this '4), except as set forth in Annex III delivered by the Sellers to the Buyer on the date hereof and initialed by the Parties. Nothing in any Annex shall be deemed adequate to disclose an exception to a representation or warranty made herein, unless the Annex discloses the exception in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). Annex III will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this '4.

         (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations or future prospects of the Company. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. '4(a) of Annex III lists the directors and officers of the Company. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws.

         (b) Capitalization. The entire authorized capital stock of the Company consists of 1,000,000 Company Shares, of which 1,000 Company Shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective Sellers as set forth in '4(b) of Annex III. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Securities Interest would not have a material adverse effect on the business, financial condition, operations of future prospects of the Company or the Parties' ability to consummate the transactions contemplated by this Agreement. The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except where the failure to take such actions would not have a material adverse effect on the business, financial condition except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations of future prospects of the Company or the Parties' ability to consummate the transactions contemplated by this Agreement.

         (d) Brokers' Fees. The Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or the Buyer could become liable or obligated.

         (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (f) Financial Statements. Attached hereto as Exhibit D are the following financial statements (collectively the "Financial Statements"): (i) balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1995, December 31, 1996, and December 31, 1997 (the "Most Recent Fiscal Year End") for the Company; and (ii) unaudited consolidated and consolidating balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the 8 months ended August 31, 1998 (the "Most Recent Fiscal Month End") for the Company. The Financial Statements present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

         (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company.
Without limiting the generality of the foregoing, since that date:

                  (i) the Company has not sold, leased, transferred, or assigned any of its material assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) the Company has not entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (iii) no party (including the Company) has accelerated, terminated, modified, or canceled any material agreement, contract, lease, or license to which the Company is a party or by which it is bound;

                  (iv) the Company has not made any material capital expenditure outside the Ordinary Course of Business;

                  (v) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

                  (vi) the Company has not created, incurred, assumed, or guaranteed more that $10,000 in the aggregate any indebtedness for borrowed money and capitalized lease obligation;

                  (vii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (viii) the Company has not canceled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (ix) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (x) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xi) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xii) the Company has not granted any increase in the compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xiii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xiv) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

                  (xv)   the Company has not committed to any of the foregoing.

         (h) Undisclosed Liabilities. The Company has no Liability (and to the Knowledge of the Sellers, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (i) Legal Compliance. To the Knowledge of the Sellers, each of the Company and its respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, or future prospects of the Company.

         (j)      Tax Matters.

                  (i) The Company has filed all Tax Returns that it was required to file on or before the Closing Date. All such Tax Returns were correct and complete in all material respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. There is no material dispute or claim concerning any Tax Return either (A) claimed or raised by any authority in writing or (b) as to which any of the Sellers has Knowledge.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid on or before the Closing Date in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (iv) The Company has not filed a consent under Code '341(f) concerning collapsible corporations. The Company has not made any material payments, is not obligated to make any material payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code '280G. The Company has not been a United States real property holding corporation within the meaning of Code '897(c)(2) during the applicable period specified in Code '897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an affiliated group (within the meaning of Code '1504(a)) filing a consolidated federal income Tax Return and (B) has no Liability for the Taxes of any Person (other than the Company) under Reg. '1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (v) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and
         (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

         (k)      Intellectual Property.

                  (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of any of the Sellers, the Company has taken all necessary action to maintain and protect each material item of Intellectual Property that it owns or uses.

                  (ii) To the  Knowledge of any of the Sellers,  the Company has
         not interfered with, infringed upon, misappropriated, or otherwise violated any material Intellectual Property rights of third parties, and no such person has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise violated any material Intellectual Property rights of the Company.

                  (iii) '4(k)(iii) of Annex III identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). '4(k)(iii) of Annex III also identifies each material trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in '4(k)(iii) of Annex III:

                           (A)  the  Company  possess  all  right,   title,  and
                  interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) The Company has not ever agreed to indemnify  any
                  Person  for  or  against   any   interference,   infringement,
                  misappropriation, or other conflict with respect to the item.

                  (iv) '4(k)(iv) of Annex III identifies each material item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in '4(k)(iv) of Annex III:

                           (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                           (B) the license, sublicense, agreement, or permission
                  will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) no party to the license,  sublicense,  agreement,
                  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the license,  sublicense,  agreement,
                  or permission has repudiated any material provision thereof;

                           (E) with respect to each sublicense, to the Knowledge
                  of any of the Sellers, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                           (F) the underlying item of  Intellectual  Property is
                  not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) The Company has not  granted  any  sublicense  or
                  similar  right  with  respect  to  the  license,   sublicense,
                  agreement, or permission.

                  (v) To the Knowledge of any of the Sellers, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                  (vi) None of the Sellers has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

         (l) Tangible Assets. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         (m) Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         (n) Contracts. '4(n) of Annex III is a true, correct and complete list of all the material contracts of the Company (including insurance policies to which the Company has been a party, a named insured, or the beneficiary at any time within the past five years), and all amendments and modifications thereto, and there are no oral or other amendment or modifications thereto. The Sellers have delivered to the Buyer a correct and complete copy of each written agreement listed in '4(n) of Annex III (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in '4(n) of Annex III. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and (C) to the Knowledge of any of the Sellers, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement and no party has repudiated any provision of the agreement.

         (o) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and, to the Knowledge of each Seller, collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         (p) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         (q) Insurance. The Company has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period.

         (r) Litigation. '4(r) of Annex III sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in '4(r) of Annex III could reasonably be expected to result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. None of the Sellers and the directors and officers of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

         (s) Product Warranty. Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no material Liability (and, to the Knowledge of the Sellers, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. '4(s) of Annex III includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

         (t) Product Liability. The Company has no material Liability (and, to the Knowledge of the Sellers, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

         (u) Employees. To the Knowledge of any of the Sellers, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of Sellers, the Company has not committed any unfair labor practice. None of the Sellers has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Company.

         (v)      Employee Benefits.

                  (i) '4(v) of Annex III lists each Employee Benefit Plan that the Company maintains or to which the Company contributes or has any obligation to contribute.

                           (A) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form and in operation with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and  descriptions  have been
                  timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is subject to COBRA.

                           (C) All premiums  and  contributions  (including  all
                  employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan, and all premiums and contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of the Company.

                           (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code '401(a), has received, within the last four years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and none of the Sellers is aware of any facts or circumstances that could result in the revocation of such determination letter.

                           (E) The  market  value  of  assets  under  each  such
                  Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (F) The Sellers have  delivered to the Buyer  correct
                  and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that the Company and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of any of the Sellers and the directors and officers of the Company, threatened.

                           (B) There have been no Prohibited  Transactions  with
                  respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of any of the Sellers, threatened. None of the Sellers has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                           (C) The  Company  has not  incurred,  and none of the
                  Sellers has any reason to expect that the Company will incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA '4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) The Company does not contribute to, never has contributed to, and never has been required to contribute to any Multiemployer Plan or has any material Liability (including withdrawal liability as defined in ERISA '4201) under any Multiemployer Plan.

                  (iv) The Company does not maintain and never has maintained or contributed, and never has been required to contribute, to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current retirees, future retirees, retired or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

         (w) Guaranties. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (x)      Environmental, Health, and Safety Matters.

                  (i) each of the Company and its predecessors has complied and is in compliance with all Environmental, Health, and Safety Requirements;

                  (ii) without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on '4(x) of Annex III;

                  (iii) neither the Company nor its predecessors has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements;

                  (iv) none of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas;

                  (v) none of the Company or its predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental, Health, and Safety Requirements; and

                  (vi) to the Knowledge of Sellers, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company or any of its predecessors will give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         (y)  Certain  Business  Relationships  with  the  Company.  None of the
Sellers and their Affiliates has been involved in any material business arrangement or relationship with the Company within the past 12 months, and none of the Sellers and their Affiliates owns any material asset, tangible or intangible, which is used in the business of the Company.

         (z) Year 2000 Items. All Information Technology that is relied upon by the Company in its internal operations or is included as part of the any products produced by the Company, currently and during the past two years, is Year 2000 Compliant. Additionally, to the Knowledge of each Seller, the Company has received no notice of any material vendor or customer of the Company indicating that such vendor or customer may be unable to continue to conduct business in the ordinary course due to difficulties with its own business being Year 2000 Compliant.

         (aa) Disclosure. The representations and warranties contained in this '4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this '4 not misleading.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use his reasonable best efforts to take all action and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in '7 below).

         (b) Notices and Consents. The Sellers will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in '4(c) above. Each of the Parties will (and the Sellers will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in '3(a)(ii), '3(b)(ii), and '4(c) above.

         (c) Operation of Business. The Sellers will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit the Company to
(i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) materially increase or modify the compensation or benefits to any of its employees; (iii) issue any equity securities or rights to acquire such securities; (iv) dispose of any assets, except in the Ordinary Course of Business; (v) take any other action or fail to take any action that would result in a material decline in the value of the Company's business as of the date of this Agreement; or (vi) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in '4(g) above.

         (d) Preservation of Business. The Sellers will cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) Full Access. Each of the Sellers will permit, and the Sellers will cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

         (f) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in '4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in '3 above. No disclosure by any Party pursuant to this '5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or Annex III or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under '8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under '8 below).

         (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company on the date hereof from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Company to the Buyer from and after the Closing until the expiration or termination of any employment agreement between such Seller and the Company.

         (d)      Confidentiality.

                  (i) Confidential Information of the Buyer. Each of the Sellers acknowledges that in the course of performing this Agreement, Buyer may provide to a Seller or the Company confidential and proprietary information about its business which is not generally available to the public ("Buyer Confidential Information"), the disclosure of which to third parties without the express authorization of the Buyer would result in economic losses to the Buyer. Accordingly, regardless of the means of communication of the Buyer Confidential Information, each Seller receiving Buyer Confidential Information (the "Receiving Party") agrees to (and will cause the Company to) hold the Buyer Confidential Information in strict confidence and, without the prior written permission from the Buyer, or as set forth in '6(d)(iii) below, not to disclose the Buyer Confidential Information to any third parties, or use it for any commercial purposes except in performance of this Agreement.

                  (ii) Confidential Information of the Company. Each of the Sellers will treat and hold as such all of the confidential information of the Company ("Company Confidential Information"), and refrain from using Company Confidential Information except in connection with this Agreement or in the course of their continued employment with the Company.

                  (iii) General. Each Seller shall promptly notify the Buyer of any breach of the foregoing obligations of confidentiality. In the event that any of the Sellers or the Company is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller or the Company will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this '6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers or the Company is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller or the Company may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use (and cause the Company to use) reasonable efforts to obtain, at the request and expense of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) Covenant Not to Compete. For a period of three years from and after the Closing Date, none of the Sellers will engage directly or indirectly in any business that the Company conducts as of the Closing Date in any geographic area in which the Company now or hereafter conducts that business if such conduct on the part of such Seller would have a negative economic impact on the Company; provided, however, that any Seller may own less than 3% of any outstanding class of securities registered pursuant to the Exchange Act of an issuer that competes with the Buyer or the Company. If the final judgment of a court of competent jurisdiction declares that any term or provision of this '6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

7.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in '3(a) and '4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

                  (iii) the Company shall have procured all of the third party consents specified in '5(b) above;

                  (iv) no action, suit, or proceeding shall be pending or, to the Knowledge of the Sellers, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Company Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v)  the  Sellers   shall  have   delivered  to  the  Buyer  a
         certificate to the effect that each of the conditions specified above in '7(a)(i)-(iv) is satisfied in all respects;

                  (vi) Buyer and each of the Sellers shall enter into employment agreements in form and substance as set forth in Exhibit E attached hereto and the same shall be in full force and effect;

                  (vii) the Company and Pine Mountain Properties, L.L.C. shall have entered into an Amendment to Lease in the form attached hereto as Exhibit G;

                  (viii) Buyer and J. Tracy Livingston shall have entered into a Voice Technology Project Agreement in form and substance as set forth in Exhibit H attached hereto and the same shall be in full force and effect;

                  (ix) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;

                  (x) no material adverse change in the financial condition or results of operation of the Company, or in the condition or value of its material assets, taken as a whole, shall have occurred between the date of this Agreement and the Closing Date;

                  (xi) Buyer shall be satisfied with its continuing business, legal, environmental, and accounting due diligence investigation of the Company in all respects; and

                  (xii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this '7(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Sellers. The obligation of the Sellers and the Church to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions; provided that clause (v) below shall not apply to the Church:

                  (i) the representations and warranties set forth in '3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or, to the Knowledge of Buyer, threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv)  the  Buyer  shall  have   delivered  to  the  Sellers  a
         certificate to the effect that each of the conditions specified above in '7(b)(i)-(iii) is satisfied in all respects;

                  (v) Buyer and each of the Sellers shall enter into employment agreements in form and substance as set forth in Exhibit E attached hereto and the same shall be in full force and effect;

                  (vi) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers.

The Sellers may waive any condition specified in this '7(b) if they execute a writing so stating at or prior to the Closing.

8.       Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties. All of the representations and warranties of the Parties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect forever thereafter for a period of 4 years (subject to any applicable statutes of limitations); provided, however, the representations and warranties contained in "4(j) and (x) shall survive Closing subject only to applicable statutes of limitations.

         (b)      Indemnification Provisions for Benefit of the Buyer.

                  (i) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of their representations, warranties, and covenants contained herein (other than the covenants in '2(a) above and the representations and warranties in '3(a) above), then each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, that any such claim for indemnification must be made by the Buyer against the Sellers before the expiration of the four year period beginning on the Closing Date; provided, further, that the aggregate amount of all indemnification obligations of the Sellers hereunder shall not exceed $3,575,000.00 minus the total amount of all indemnification obligations borne by the Sellers pursuant to '8(b)(ii); and provided, further, that in the event the aggregate amount of all indemnification obligations of the Sellers hereunder is less than $25,000.00, the Buyer shall not make any claim for indemnification against the Sellers hereunder.

                  (ii) In the event any of the Sellers breaches (or in the event any third party alleges facts that, if true, would mean any of the Sellers has breached) any of his covenants in '2(a) above or any of his representations and warranties in '3(a) above, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, that any such claim for indemnification must be made by the Buyer against the Sellers before the expiration of the four year period beginning on the Closing Date; provided, further, that the aggregate amount of all indemnification obligations of the Sellers hereunder shall not exceed $3,575,000.00 minus the total amount of all indemnification obligations borne by the Sellers pursuant to '8(b)(i); and provided, further, that in the event the aggregate amount of all indemnification obligations of the Sellers hereunder is less than $25,000.00, the Buyer shall not make any claim for indemnification against the Sellers hereunder.

                  (iii) Each of the Sellers agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (x) for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with '9(c)) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet, and (y) for the unpaid Taxes of any Person (other than the Company) under Reg. '1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach); provided, that any such claim for indemnification must be made by the Seller against the Buyer before the expiration of the four year period beginning on the Closing Date; provided, further, that the aggregate amount of any indemnification obligation of the Buyer hereunder shall not exceed $3,575,000.00; provided, further, that in the event the aggregate amount of all indemnification obligations of the Buyer hereunder is less than $25,000.00, the Sellers shall not make any claim for indemnification against the Buyer hereunder.

         (d)      Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this '8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 20 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, subject to the terms of this '8, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with '8(d)(ii) above,
         (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in '8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the reasonable costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this '8.

         (e) Determination of Adverse Consequences. All indemnification payments under this '8 shall be deemed adjustments to the Purchase Price.

         (f) Recoupment Under the Hold-back and Debentures. The Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in addition to seeking any indemnification to which it is entitled under this '8) by notifying any Seller that the Buyer is reducing the Hold-back and/or the principal amount outstanding under Debentures. This shall affect the timing and amount of payments required under the Debentures in the same manner as if the Buyer had made a permitted prepayment (without premium or penalty) thereunder.

         (g) Other Indemnification Provisions. The foregoing indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Company or the transactions contemplated by this Agreement. Each of the Sellers hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that Seller was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise) which in the aggregate (under any and all such claims made at any time by any of the Sellers) exceeds fifty thousand dollars ($50,000).

9. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain tax matters following the Closing Date:

         (a) Tax Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit Sellers to review and comment on each such Tax Return described in the preceding sentence prior to filing. Subject to the provisions of '8(b)(ii) hereof, Sellers shall reimburse Buyer for Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company of such Taxes (whether in connection with the filing of such Tax Return or as the result of an audit) to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

         (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Sellers shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company. This '9(b) shall be construed so as to be consistent with the provisions of '8(b)(ii).

         (c) Cooperation on Tax Matters. Buyer, the Company and Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. The Company and Sellers agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods.

         (d) Certain Taxes. Subject to the provisions of '8(b)(ii) hereof, all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

         (e) Code ' 338 Election. Notwithstanding any other provision of this Agreement, if Buyer elects to make a Code ' 338 election in connection with this transaction, Sellers each agree to pay up to $5,000 to the extent that such election results in Tax Liability to the Company in excess of such Liability without such election. If the Tax Liability for any Seller resulting from such election exceeds $5,000, then Buyer shall pay the amount of such Tax Liability for such Seller in excess of $5,000 per Seller.

10.      Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under '7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) the Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, any of the Sellers has notified the Buyer of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under '7(b) hereof (unless the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to '10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

11.      Miscellaneous.

         (a)      Nature of Certain Obligations.

                  (i) The covenants of each of the Sellers in '2(a) above concerning the sale of his Company Shares to the Buyer and the representations and warranties of each of the Sellers in '3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in '8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

                  (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in '8 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

         (b) Termination of Shareholders Agreement. Effective upon Closing, the Shareholders agree to terminate that certain Shareholders Agreement Pursuant to
Section 732 of the Utah Revised Business Corporation Act, dated October 30, 1995, among the Sellers and the Company. The Company shall acknowledge the agreement contained in this subsection by acknowledging such termination at the end of this Agreement.

         (c) Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the Buyer and the Sellers; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Parties prior to making the disclosure).

         (d) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (e) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including that certain Letter of Intent between the Parties, dated November 4, 1998.

         (f) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (i) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Sellers:         .........        Copy to:

ZEVEX International, Inc.  .........Stoel Rives LLP
4314 ZEVEX Park Lane       .........201 S. Main Street, Suite 1100
Salt Lake City, UT 84123   .........Salt Lake City, UT 84111-4904
Attn: Len Smith            .........Attn: Clint M. Hanni

ZEVEX International, Inc.
4314 ZEVEX Park Lane
Salt Lake City, UT 84123
Attn: J. Tracy Livingston

ZEVEX International, Inc.
4314 ZEVEX Park Lane
Salt Lake City, UT 84123
Attn: Dave Bernardi

If to the Buyer:           .........Copy to:
----------------                    --------

ZEVEX International, Inc.  .........Jones, Waldo, Holbrook & McDonough
4314 ZEVEX Park Lane       .........170 S. Main Street, Suite 1500
Salt Lake City, UT 84123   .........Salt Lake City, UT 84101
Attn: Phillip McStotts     .........Attn: Ronald Poelman

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (j) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

         (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (m) Expenses. The Buyer agrees that the Company will bear all of the Sellers' costs and expenses (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (o) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (p) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in '10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (q) Submission to Jurisdiction. Each of the Parties submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         (r) Limitation on Obligations of the Church. Except as expressly provided in this Agreement, the Church shall have no obligation, duty, liability, or responsibility under this Agreement or under any instruments or agreements delivered pursuant to this Agreement, except to transfer and convey to the Buyer the Company Shares identified in Section 4(b) of Annex III hereto as being owned by the Church, free and clear of all liens, security interest, encumbrances, pledges and claims arising by, through, or under the Church.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ZEVEX INTERNATIONAL, INC.


By:      /s/Phillip L. McStotts.....
         Philip L. McStotts
         Chief Financial Officer


/s/ Leonard C. Smith       .........
LEONARD C. SMITH


/s/ James T. Livingston    .........
JAMES T. LIVINGSTON


/s/ David W. Bernardi      .........
DAVID W. BERNARDI

THE CORPORATION OF THE PRESIDENT
OF THE CHURCH OF JESUS CHRIST OF
LATTER-DAY SAINTS


By:      /s/ Ray Anderson  .........
Its:     Authorize Agent   .........

Acknowledgement and Agreement of JTech Medical Industries, Inc. for purposes of
Section 10(b).

JTECH MEDICAL INDUSTRIES, INC.


By:      /s/ Leonard C. Smith.......
         Leonard C. Smith,
         President

                                    EXHIBIT A
                                FORM OF DEBENTURE









         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR STATE LAW OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.


                                                CONVERTIBLE DEBENTURE

                                               (Due _________________)

______________, 199___
(the "Issuance Date")

         The undersigned, ZEVEX INTERNATIONAL, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of _____________________________________ (the "Holder") the principal amount of
_________________________________________   ($________________)   together  with
interest on such principal amount and any other amounts due under this Debenture.

         This Debenture (the "Debenture") is issued pursuant to that certain Stock Purchase Agreement, dated December __, 1998, entered into between the Company and the Holder of this Debenture (the "Agreement"). This Debenture is also subject to the following additional terms and conditions:

1. Interest. Commencing on the date of this Debenture and continuing until all principal and interest due under this Debenture are paid in full, the outstanding principal balance of this Debenture shall bear interest at the rate of eight percent (8%) per annum, compounded annually. Interest shall accrue daily and be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed in any partial calendar month.

2. Payment. Accrued interest shall be due and payable beginning April, 1, 1999, and on each July 1, October 1, January 1, and April 1 thereafter until this Debenture is paid in full. The unpaid principal balance of this Debenture, together with any and all accrued but unpaid interest, shall be due and payable in full three (3) years from the Issuance Date. All payments of principal and interest shall be made in lawful money of the United States of America at the address of the holder set forth in Section 8.1 below. Unless the Holder shall elect otherwise, each payment made under this Debenture shall be applied first to interest due under this Debenture and any balance shall be applied to reduce the principal balance of this Debenture.

3.       Right of Conversion

         3.1 Conversion  Into Company  Securities.  At any time after a date one
(1) year from the Issuance Date until a date three (3) years after the Issuance Date, and from time to time during such period, the Holder may elect to convert all or a portion of the unpaid principal amount and all accrued but unpaid interest of this Debenture into fully paid and nonassessable shares of Company Common Stock, $0.001 par value (the "Conversion Shares") at the conversion price of eleven dollars ($11.00) per share (the "Conversion Price"); provided that any partial conversion of less than the entire remaining principal balance of this Debenture may not be less than $25,000 in principal and accrued and unpaid interest.

         3.2 Mechanics of Conversion. Upon the Holder's election to convert pursuant to Section 3.1 above, the Holder shall send written notice of its election to the Company and shall surrender this Debenture to the Company at its principal office. The written election shall specify the amount of principal and accrued and unpaid interest that is to be converted. Each conversion shall be deemed to have been effected as of the close of the business on the date on which the notice is delivered to the Company and the outstanding principal balance and accrued and unpaid interest shall be reduced by the amount converted as set forth in the notice. Within a reasonable time thereafter, the Company shall cancel the designated portion of the unpaid principal amount of this Debenture converted by the Holder and issue a certificate or certificates (the "Conversion Certificates"), registered in the name of such Holder, for the number of full shares of the Conversion Shares issuable at the Conversion Price, bearing such restrictive legends as may be required by federal and state securities laws. In the event of a Partial Conversion, the Company shall return with the Conversion Certificates this Debenture, bearing a proper notation of the principal amount that remains due and payable after Holder's partial conversion, but otherwise unaltered. Conversion Certificates will be delivered promptly to the Holder after issuance by the Company; provided, however, the Company may, in its discretion, hold in its possession Conversion Certificates for that number of Conversion Shares which are subject to forfeiture as described in Section 7 below. Each Conversion Certificate shall bear a legend to the extent it is subject to forfeiture.

         3.3 Effects of Conversion. Upon conversion of the entire amount of principal and unpaid interest of this Debenture, the rights of the Holder of the Debenture as such shall cease. The person or persons in whose name or names the Conversion Certificates are issued shall be deemed to have become the holder or holders of record of the Conversion Shares represented thereby.

         3.4 No Fractional Shares. No fractional share of the Conversion Shares will be issued in connection with any conversion hereunder. Instead of any fractional share the Company shall pay a cash adjustment in respect of such fractional interest as determined by reference to the Conversion Price.

         3.5 No Rights as Stockholders. Prior to the conversion of all or any portion of this Debenture, the Holder shall not be entitled to any right as a stockholder, including without limitation the right to vote or to receive dividends or other distribution, and shall not be entitled to receive any notice of any proceeding of the Company, except as provided herein.

         3.6 Taxes on Conversion. Any taxes required upon the issuance of Conversion Certificates on conversion of this Debenture shall be paid by the Holder.

         3.7 Adjustments. In the event of any Company stock split, stock combination, merger, consolidation or recapitalization affecting the Common Stock of the Company prior to repayment or conversion under this Debenture, the Company shall make appropriate, proportionate adjustments to the Conversion Shares issued to Holder under Holder's conversion right.

         3.8 Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidation, or a winding-up of the Company, which occurs during the conversion period, the Company shall mail to the Holder of the Debenture, at least fifteen
(15) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (C) the time, if any is to be set, as to when the holders of record of such security shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

4.       Events of Default; Acceleration

         4.1 Events, Remedy. If any of the following conditions or events ("Events of Default") shall occur:

                  (a) if the Company shall default in the payment of the principal or interest on the Debenture when due and such default continues for a period of 30 days after written notice thereof to the Company from Holder; or

                  (b) if the Company shall default in the performance of or compliance with any term or covenant contained in this Debenture, the Agreement, or the Pledge Agreement and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the Company by Holder (provided, however, if such default is not cured within such 30-day period and the Company is diligently pursuing such cure, the Company shall have an additional period of time not to exceed ninety (90) days in which to cure such default); or

                  (c) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or if the Company or its directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company; or

                  (d) if, within 60 days after the service of process on Company following commencement of an action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or if, alternatively, all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

then and in any such event Holder may at any time (unless all defaults shall theretofore have been remedied) at his option, by written notice to the Company, declare the entire principal and interest of the Debenture then remaining unpaid to be due and payable immediately. Notwithstanding the foregoing, this Debenture shall not be in default to the extent that the Company has exercised its rights of recoupment under Section 8(f) of the Agreement.

         4.2 Other Remedies on Default, Etc. In case any one or more Events of Default shall occur, be continuing, and not have been waived, Holder may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or under terms of the Agreement or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of principal or interest on the Debenture, the Company will pay to the Holder thereof such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees. No course of dealing and no delay on the part of any Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder's rights. No right conferred hereby or by the Agreement upon any Holder shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

5.       Prepayment

         This Debenture may be prepaid (including a deemed prepayment under Section 8(f) of the Purchase Agreement) without penalty upon thirty (30) days prior written notice by the Company to Holder. Except in the event of a deemed prepayment in accordance with Section 8(f) of the Purchase Agreement, Holder shall have the right within such thirty day period to convert all or part of this Debenture at Holder's election pursuant to Section 3 above.

6.       Security for Debenture

         This Debenture is secured by a Stock Pledge Agreement of even date herewith by and between the Company and Holder.

7.       Forfeiture of Debenture/Conversion Shares

         Holder acknowledges and agrees that this Debenture and any Conversion Shares issued upon conversion of this Debenture are subject to the forfeiture provisions of Section 10.1(iii) of that certain Employment Agreement between Holder and JTech Medical Industries, Inc., dated as of the date hereof. In the event of a forfeiture of this Debenture in accordance with the terms of such
Section 10.1(iii), Holder shall promptly surrender this Debenture to the Company at its principal office. The Company shall promptly thereafter return this Debenture to Holder, bearing a proper notation of the principal amount that remains due and payable after such forfeiture, but otherwise unaltered. In the event of a forfeiture of Conversion Shares in accordance with the terms of
Section 10.1(iii) of the Employment Agreement, the Company shall promptly cancel the Conversion Certificates applicable to the forfeited Conversion Shares and issue and deliver to Holder new certificates for any Conversion Shares that were not forfeited by Holder.

8.       Miscellaneous Provisions

         8.1 Notices. Any notice herein required or payment required hereunder shall be made or given to the address of the parties as specified in the Agreement.

         8.2 Amendments or Waivers. Any provision of this Debenture may be amended, waived, or modified, but only upon the written consent of the Company and the Holder.

         8.3 Governing Law. This Debenture has been executed in and shall be governed by the laws of the State of Utah excluding that body of law pertaining to conflicts of law.

         8.4 Miscellaneous. The unenforceability or invalidity of any provision of this Debenture shall not affect the enforceability or validity of any other provision of this Debenture. The terms of this Debenture shall bind the undersigned and inure to the benefit of Holder and their respective heirs, successors, assigns and legal representatives. The Holder may, in accordance with the terms of the Agreement, assign all or part of Holder's interest under this Debenture upon prior written notice to the Company.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be issued this ____ day of _________________, 1998.


                            ZEVEX INTERNATIONAL, INC.



                              Phillip L. McStotts,
                             Chief Financial Officer

                                    EXHIBIT C
                    CALCULATION OF POSSIBLE EARN OUT PAYMENT


The formula for calculating the possible First Earn Out Payment will be:

         A + B x ($375,000.00) = Cash portion of possible First Earn Out Payment

         A + B x ($375,000.00) = Debenture portion of possible First Earn Out Payment

Where:

         A = 1999 Actual Revenue - 1998 Projected Revenue x 0.50 1999 Projected Revenue - 1998 Projected Revenue

         B        = 1999 Actual Pre Tax Income - 1998 Projected Pre Tax Income x
                  0.50 1999 Projected Pre Tax Income - 1998 Projected Pre Tax Income

And:

         "1998 Projected Revenue" is $4,000,000.

         "1999 Actual Revenue" is the total gross revenue for J-Tech for the period from January 1, 1999 to December 31, 1999.

         "1999 Projected Revenue" is $6,200,000.00

         "1998 Projected Pre Tax Income" is $600,000

         "1999 Actual Pre Tax Income" is the pre tax income for J-Tech for the period from January 1, 1999 to December 31, 1999

         "1999 Projected Pre Tax Income" is $930,000

The formula for calculating the possible Second Earn Out Payment will be:

         A + B x  ($200,000.00)  = Cash  portion  of  possible  Second  Earn Out
Payment

         A + B x ($200,000.00) = Debenture portion of possible Second Earn Out Payment

Where:

         A = 2000 Actual Revenue - 1999 Projected Revenue x 0.50 2000 Projected Revenue - 1999 Projected Revenue

         B        = 2000 Actual Pre Tax Income - 1999 Projected Pre Tax Income x
                  0.50 2000 Projected Pre Tax Income - 1999 Projected Pre Tax Income

And:

         "1999 Projected Revenue" is $6,200,000.00

         "2000 Actual Revenue" is the total gross revenue for J-Tech for the period from January 1, 2000 to December 31, 2000.

         "2000 Projected Revenue" is $9,500,000.

         "1999 Projected Pre Tax Income" is $930,000

         "2000 Actual Pre Tax Income" is the pre tax income for J-Tech for the period from January 1, 2000 to December 31, 2000.

         "2000 Projected Pre Tax Income" is $1,577,000.

Example

         Assuming that "1999 Actual Revenue" is $5,000,000 and "1999 Actual Pre Tax Income" is $800,000, the possible First Earn Out Payment is calculated as follows:

         5,000,000 - 4,000,000 x .50 = 0.2273
         6,200,000 - 4,000,000

         800,000 - 600,000 x .50 = 0.3030
         930,000 - 600,000

         0.2273 + 0.3030 = 0.5303

         0.5303 x  $375,000 = $198,863  cash  portion of First Earn Out  Payment
         0.5303 x  $375,000  =  $198,863  Debenture  portion  of First  Earn Out
         Payment

                                    EXHIBIT E
                         FORMS OF EMPLOYMENT AGREEMENTS





                                    EXHIBIT F
                          ALLOCATION OF PURCHASE PRICE

Cash portion of the Purchase Price paid at Closing:

Leonard C. Smith           .........$       1,000.00

J. Tracy Livingston        .........$       1,000.00

David W. Bernardi          .........$       1,000.00
                                    ----------------

TOTAL                      .........$       3,000.00

Cash portion of the Purchase Price paid on January 6, 1999:

                           .........Price Before Holdback Payment After Holdback

Leonard C. Smith           .........$1,256,900.55             $1,056,950.55

J. Tracy Livingston        .........$1,288,550.44             $1,088,600.44

David W. Bernardi          .........$  408,549.01             $  343,449.01

Corporation of the President
of The Church of Jesus Christ
of Latter-day Saints       .........$  143,000.00              $  143,000.00
                                     -------------              -------------

TOTAL                      .........$3,097,000.00              $2,632,000.00

Debenture portion of the Purchase Price paid on January 6, 1999:

Leonard C. Smith           .........$1,290,000.00

J. Tracy Livingston        .........$1,290,000.00

David W. Bernardi          .........$  420,000.00

Holdback Amounts Paid Following Closing are allocated in accordance with the following percentages:

Leonard C. Smith           .........43%
J. Tracy Livingston        .........43%
David W. Bernardi          .........14%

The First and Second Earn-Out Payments are allocated in accordance with the following percentages:

Leonard C. Smith           .........50%
J. Tracy Livingston        .........25%
David W. Bernardi          .........25%

                            STOCK PURCHASE AGREEMENT


                                     BETWEEN


                            ZEVEX INTERNATIONAL, INC.


                                       AND


                                   VIJAY LUMBA



                                December 31, 1998









                                TABLE OF CONTENTS
                                                                           PAGE


1.       Definitions...........................................................1

2.       Purchase and Sale of Company Shares...................................5
         (a)      Basic Transaction............................................5
         (b)      Purchase Price...............................................5
         (c)      Terms of Debentures..........................................6
         (d)      The Hold-Back................................................6
         (e)      Purchase Price Adjustment....................................6
         (g)      The Closing..................................................7
         (h)      Deliveries at the Closing....................................7
3.       Representations and Warranties Concerning the Transaction.............7
         (a)      Representations and Warranties of the Seller.................7
         (b)      Representations and Warranties of the Buyer..................9

4.       Representations and Warranties Concerning the Company................10
         (a)      Organization, Qualification, and Corporate Power............10
         (b)      Capitalization..............................................11
         (c)      Noncontravention............................................11
         (d)      Brokers' Fees...............................................11
         (e)      Title to Assets.............................................11
         (f)      Financial Statements........................................12
         (g)      Events Subsequent to Most Recent Fiscal Year End............12
         (h)      Undisclosed Liabilities.....................................13
         (i)      Legal Compliance............................................13
         (j)      Tax Matters.................................................14
         (k)      Intellectual Property.......................................15
         (l)      Tangible Assets.............................................17
         (m)      Inventory...................................................17
         (n)      Contracts...................................................17
         (o)      Notes and Accounts Receivable...............................18
         (p)      Powers of Attorney..........................................18
         (q)      Insurance...................................................18
         (r)      Litigation..................................................18
         (s)      Product Warranty............................................18
         (t)      Product Liability...........................................19
         (u)      Employees...................................................19
         (v)      Employee Benefits...........................................19
         (w)      Guaranties..................................................21
         (x)      Environmental, Health, and Safety Matters...................21
         (y)      Certain Business Relationships with the Company.............22
         (z)      Year 2000 Items.............................................22
         (aa)     Disclosure..................................................22
5.       Pre-Closing Covenants................................................22
         (a)      General.....................................................23
         (b)      Notices and Consents........................................23
         (c)      Operation of Business.......................................23
         (d)      Preservation of Business....................................23
         (e)      Full Access.................................................23
         (f)      Notice of Developments......................................23
         (g)      Exclusivity.................................................24

6.       Post-Closing Covenants...............................................24
         (a)      General.....................................................24
         (b)      Litigation Support..........................................24
         (c)      Transition..................................................24
         (d)      Confidentiality.............................................25
         (e)      Covenant Not to Compete.....................................25

7.       Conditions to Obligation to Close....................................26
         (a)      Conditions to Obligation of the Buyer.......................26
         (b)      Conditions to Obligation of the Seller......................27

8.       Remedies for Breaches of This Agreement..............................28
         (a)      Survival of Representations and Warranties..................28
         (b)      Indemnification Provisions for Benefit of the Buyer.........28
         (c)      Indemnification Provisions for Benefit of the Seller........29
         (d)      Matters Involving Third Parties.............................29
         (e)      Determination of Adverse Consequences.......................30
         (f)      Recoupment Under the Hold-Back and Debentures...............30
         (g)      Limitation On Amount........................................31
         (h)      Other Indemnification Provisions............................31

9.       Tax Matters..........................................................31
         (a)      Tax Periods Ending on or Before the Closing Date............31
         (b)      Tax Periods Beginning Before and Ending After the Closing
                  Date........................................................31
         (c)      Cooperation on Tax Matters..................................32
         (d)      Certain Taxes...............................................32

10.      Termination..........................................................32
         (a)      Termination of Agreement....................................32
         (b)      Effect of Termination.......................................33

11.      Miscellaneous........................................................33
         (a)      Press Releases and Public Announcements.....................33
         (b)      No Third-Party Beneficiaries................................33
         (c)      Entire Agreement............................................33
         (d)      Succession and Assignment...................................33
         (e)      Counterparts................................................34
         (f)      Headings....................................................34
         (g)      Notices.....................................................34
         (h)      Governing Law...............................................34
         (i)      Dispute Resolution..........................................35
         (j)      Amendments and Waivers......................................36
         (k)      Severability................................................36
         (l)      Expenses....................................................36
         (m)      Construction................................................36
         (n)      Incorporation of Exhibits, Annexes, and Schedules...........37
         (o)      Specific Performance........................................37
         (p)      Submission to Jurisdiction..................................37

Exhibit A--Form of Convertible Debenture
Exhibit B--Formula for Calculating Earn-Out Payment
Exhibit C--Historical Financial Statements

Annex I--Exceptions to the Seller's Representations and Warranties Concerning the Transaction

Annex II--Exceptions to the Buyer's Representations and Warranties Concerning the Transaction

Disclosure Schedule--Exceptions to Representations and Warranties Concerning the
                     Company

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement ("Agreement") is entered into as of December 31, 1998, by and among ZEVEX International, Inc., a Delaware corporation ("Buyer") and Vijay Lumba ("Seller"). The Buyer and the Seller are referred to collectively herein as the "Parties."

         The Seller owns all of the outstanding capital stock of Aborn Electronics, Inc, a California corporation (the "Company").

         This Agreement contemplates a transaction in which the Buyer will purchase from the Seller, and the Seller will sell to the Buyer, all of the outstanding capital stock of the Company in return for cash and certain other consideration.

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.       Definitions.

         "Accredited Investor" has the meaning set forth in Regulation D promulgated under the Securities Act.

         "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

         "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "Buyer Confidential Information" has the meaning set forth in '6(d)(i) below.

         "Buyer Shares" has the meaning set forth in '2(c) below.

         "Closing" has the meaning set forth in '2(g) below.

         "Closing Date" has the meaning set forth in '2(g) below.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "COBRA" means the requirements of Part 6 of Subtitle B of Title I of ERISA and Code '4980B.

         "Company Confidential Information" has the meaning set forth in '6(d)
(ii) below.

         "Company Share" means any share of the Common Stock, par value $.01 per share, of the Company.

         "Debenture" has the meaning set forth in '2(b)(i) below.

         "Disclosure Schedule" has the meaning set forth in '4 below.

         "Earn-Out Payment" has the meaning set forth in '2(b)(ii) below.

         "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or material fringe benefit or other retirement, bonus, or incentive plan or program.

         "Employee Pension Benefit Plan" has the meaning set forth in ERISA '3(2).

         "Employee Welfare Benefit Plan" has the meaning set forth in ERISA '3(1).

         "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Affiliate" means each entity which is treated as a single employer with Seller for purposes of Code '414.

         "Estimated Net Asset Amount" has the meaning set forth in '2(b)(i) below.

         "Fiduciary" has the meaning set forth in ERISA '3(21).

         "Final Net Asset Amount" has the meaning set forth in '2(e) below.

         "Financial Statement" has the meaning set forth in '4(f) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Hold-Back" has the meaning set forth in '2(d) below.

         "Indemnified Party" has the meaning set forth in '8(d) below.

         "Indemnifying Party" has the meaning set forth in '8(d) below.

         "Information Technology" means computer software, computer firmware, computer hardware (whether general or specific purpose) and other similar or related items of automated, computerized or software systems.

         "Initial Payment" has the meaning set forth in '2(b)(i) below.

         "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

         "Knowledge" means actual knowledge after reasonable investigation.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Most Recent Balance Sheet" means the balance sheet contained within the Financial Statements for the Most Recent Fiscal Year End.

         "Most Recent Fiscal Year End" has the meaning set forth in '4(f) below.

         "Multiemployer Plan" has the meaning set forth in ERISA '3(37).

         "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Person"  means  an  individual,  a  partnership,  a  corporation,   an
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity.

         "Prohibited Transaction" has the meaning set forth in ERISA '406 and Code '4975.

         "Purchase Price" has the meaning set forth in '2(b) below.

         "Reportable Event" has the meaning set forth in ERISA '4043.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code '59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "Third Party Claim" has the meaning set forth in '8(d) below.

         "Year 2000 Compliant" means, with respect to Information Technology, the Information Technology is fully functional and compatible with use during and after the calendar year 2000 A.D., and the Information Technology used during each such time period will accurately receive, provide and process date/time data, (including, but not limited to, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000, and leap year calculations and will not malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data.

2.       Purchase and Sale of Company Shares.

         (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, all of Seller's Company Shares for the consideration specified below in this '2.

         (b) Purchase Price. The Buyer agrees to pay to the Seller a purchase price of up to, but not exceeding, Five Million One Hundred Thousand Dollars ($5,100,000) (the "Purchase Price"), subject to the reductions described below in this '2(b). The Purchase Price will be paid in the following manner:

                  (i) Payment at Closing. At Closing, the Buyer will pay to Seller Five Thousand Dollars in cash by bank check.

                  (ii) Payment by January 6, 1998. On January 6, 1998, the Buyer will pay to Seller: (A) One Million Three Hundred Forty Five Thousand Dollars ($1,345,000) in cash payable by wire transfer or other immediately available funds; (B) an estimated amount in cash equal to the difference between the current assets of cash and accounts receivables less current liabilities ("Estimated Net Asset Amount"), which amount will not exceed Five Hundred Thousand Dollars ($500,000), and (C) a convertible debenture in the form attached hereto as Exhibit A ("Debenture") in the aggregate principal amount of One Million Three Hundred Fifty Thousand Dollars ($1,350,000). The cash portion of the foregoing payment (the "Initial Payment") shall be subject to the hold-back provisions of '2(d) and the adjustment provisions of '2(e)

                  (iii) Earn-Out Payment. Within sixty (60) days following receipt of acceptable financial statements for the fiscal year ended December 31, 1999, the Buyer will pay to the Seller an additional amount of cash and Debentures in an amount to be calculated in accordance with the formula and example described in Exhibit B (the "Earn-Out Payment"). The Earn-Out Payment shall not exceed (A) Nine Hundred Fifty Thousand Dollars ($950,000) in cash, and (B) a Debenture in the aggregate principal amount of Nine Hundred Fifty Thousand Dollars ($950,000). As provided in Exhibit B, in the event that the 1999 Actual Pretax Income of the Company (as defined in Exhibit B) equals or exceeds $1,176,500, Seller shall receive one hundred percent of foregoing maximum the Earn-Out Payment.

         (c) Terms of Debentures. In addition to the terms and conditions contained in the form of Debenture in Exhibit A, each Debenture may be converted by its holder, in whole or in part, into the common stock of the Buyer ("Buyer Shares") at a rate of Eleven Dollars ($11.00) per share at any time after one
(1) year and before three (3) years, measured from the date of issuance.

         (d) The Hold-Back. The Buyer will hold and not deliver at Closing Two Hundred Seventy Seven Thousand Five Hundred Dollars ($277,500) of the cash portion of the Purchase Price (the "Hold-Back"). The Parties agree that two-thirds of the Hold-Back ($185,000) shall be held by the Buyer and paid to the Seller on a deferred basis promptly following the post-Closing completion of the audit requirements of the Buyer, less amounts applied by the Buyer to cover unknown audit contingencies which occur following the Closing Date. The Parties agree that the remaining one-third of the Hold-Back ($92,500) shall be held by the Buyer and paid to the Seller on a deferred basis one hundred eighty (180) days after Closing, less amounts applied by the Buyer to cover unknown contingencies that occur following Closing, including amounts due to Buyer under '8(b). Buyer shall also pay to Seller the interest actually earned by Buyer on Hold-Back amounts paid to Seller during the time such amounts are held by Buyer.

         (e) Purchase Price Adjustment. Within thirty (30) days following Closing, the Company shall produce a definitive balance sheet as of the Closing Date (the "Closing Balance Sheet") and accounting for the Company's current assets of cash and accounts receivables less current liabilities (the "Final Net Asset Amount"). The Final Net Asset Amount shall not exceed Five Hundred Thousand Dollars ($500,000). Upon notice from the Buyer that the Buyer, in its discretion, accepts such accounting, the Purchase Price shall be increased by the amount, if any, by which the Final Net Asset Amount exceeds the Estimated Net Asset Amount, or conversely, the Purchase Price shall be decreased by the amount, if any, by which the Final Net Asset Amount is less than the Estimated Net Asset Amount. The Buyer shall pay to the Seller any such increase in the Purchase Price and the Seller shall repay to the Buyer any such decrease in the Purchase Price within ten (10) days following the notice of acceptance of the Buyer.

         (f) Partial Assignment of Debentures. The Parties acknowledge that Seller has agreed to compensate Harry Parmar as a finder for the Company and Seller with regard to this transaction. As compensation in full for the services of Mr. Parmar, Seller is making, upon Closing and at the time of the Earn-Out Payment, a partial assignment of the Debentures as follows: (i) an assignment of Seller's rights and interests under the Initial Payment Debenture in the amount of eight percent (8%) of the total Initial Payment debenture value ($216,000) and (ii) an assignment of Seller's rights and interests under the

 Earn-Out Payment Debenture in the amount of eight percent (8%) of the total Earn-Out Payment Debenture value (up to a maximum of $152,000, if any).

         (g) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer in Salt Lake City, Utah, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and Seller may mutually determine (the "Closing Date").

         (h) Deliveries at the Closing. At the Closing, (i) the Seller will deliver to the Buyer the various certificates, instruments, and documents referred to in '7(a) below, (ii) the Buyer will deliver to the Seller the various certificates, instruments, and documents referred to in '7(b) below,
(iii) the Seller will deliver to the Buyer stock certificates representing all of his Company Shares, endorsed in blank or accompanied by duly executed assignment documents, and (iv) the Buyer will deliver to the Seller the consideration specified in '2(b) above.

3.       Representations and Warranties Concerning the Transaction.

         (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this '3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this '3(a)) with respect to himself, except as set forth in Annex I attached hereto.

                  (i) Authorization of Transaction. The Seller has full power and authority to execute and deliver this Agreement and to perform Seller's obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (ii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject.

                  (iii) Brokers' Fees. Except at provided in Section 2(f), the Seller has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

                  (iv) Absence of Indebtedness and Claims. Except as set forth on Annex I, Seller is not indebted to Company, and the Company is not indebted to Seller and the Seller has no claims against the Company.

                  (v) Company Shares. The Seller holds of record and owns beneficially all of the Company Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any capital stock of the Company (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any capital stock of the Company.

                  (vi) Investment. The Seller (A) understands that the Debentures and Buyer Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Debentures solely for Seller's own account for investment purposes, and not with a view to the distribution thereof, (C) has received copies of all of Buyer's filings with the SEC during 1998 and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Debentures and/or Buyer Shares, (D) is able to bear the economic risk and lack of liquidity inherent in holding the Debentures and/or Buyer Shares, (E) understands that Buyer has not agreed to, and has no obligation to, file a registration statement to permit sale of the Debentures or Buyer Shares received under or in connection with this Agreement, and (F) represents that Seller is an Accredited Investor.

                  (vii) Restrictions on Shares. The Seller understands that the Debentures and Buyer Shares may not be transferred or resold without
         (A) registration under the Securities Act or any applicable state securities law, or (B) an exemption from the registration requirements of the Securities Act and applicable state securities laws. Seller understands that the certificates evidencing the Debentures and Buyer Shares may bear the following (or similar) legend and any other legend required by applicable state law:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED WITHIN IN THE UNITED STATES UNLESS THE SAME ARE REGISTERED UNDER THE SECURITIES ACT OF 1933, OR THE COMPANY RECEIVES AN OPINION FROM COUNSEL SATISFACTORY TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

         (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this '3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this '3(b)), except as set forth in Annex II attached hereto.

                  (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. The Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

                  (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

                  (iv) Brokers' Fees. The Buyer has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Seller could become liable or obligated.

                  (v) Validity of Buyer Shares. The Buyer Shares, when issued and delivered by the Company in accordance with the terms of this Agreement and the terms of the Debentures, shall be duly and validly issued, fully paid, and non-assessable and will be free of any liens or encumbrances.

                  (vi) Financial Statements. Buyer has provided to Seller: (1) the Company's Form 10-K for the fiscal year ended December 31, 1997; and (2) the Company's Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998. The foregoing financial statements are true, correct, and complete in all material respects, and has been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, and fairly present the financial condition of the Company as of the dates set forth in such financial statements and the results of operations of the Buyer for the period covered thereby.

                  (vii) Investment. The Buyer is not acquiring the Company Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

                  (viii) Disclosure. The representations and warranties contained in this '3(b) do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this '3(b) not misleading.

4. Representations and Warranties Concerning the Company. The Seller represents and warrants to the Buyer that the statements contained in this '4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this '4), except as set forth in the disclosure schedule delivered by the Seller to the Buyer on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this '4.

         (a) Organization, Qualification, and Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Company is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations or future prospects of the Company. The Company has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. '4(a) of the Disclosure Schedule lists the directors and officers of the Company. The Seller has delivered to the Buyer correct and complete copies of the charter and bylaws of the Company (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of the Company are correct and complete. The Company is not in default under or in violation of any provision of its charter or bylaws.

         (b) Capitalization. The entire authorized capital stock of the Company consists of 6,400,000 Company Shares, of which 285,000 Company Shares are issued and outstanding. All of the issued and outstanding Company Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the Seller. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of the Company.

         (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Company is subject or any provision of the charter or bylaws of the Company or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Company is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Securities Interest would not have a material adverse effect on the business, financial condition, operations of future prospects of the Company or the Parties' ability to consummate the transactions contemplated by this Agreement. The Company does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement except where the failure to take such actions would not have a material adverse effect on the business, financial condition except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations of future prospects of the Company or the Parties' ability to consummate the transactions contemplated by this Agreement.

         (d) Brokers' Fees. Except as provided in Section 2(f), the Company has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Company or the Buyer could become liable or obligated.

         (e) Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it, located on its premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

         (f) Financial Statements. Attached hereto as Exhibit C are the balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended June 30, 1997 and 1998 (the "Most Recent Fiscal Year End") for the Company (collectively the "Financial Statements"). The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company (which books and records are correct and complete).

         (g) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company.
Without limiting the generality of the foregoing, since that date:

                  (i) the Company has not sold, leased, transferred, or assigned any of its material assets, tangible or intangible, other than for a fair consideration in the Ordinary Course of Business;

                  (ii) the Company has not entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

                  (iii) no party (including the Company) has accelerated, terminated, modified, or cancelled any material agreement, contract, lease, or license to which the Company is a party or by which it is bound;

                  (iv) the Company has not made any material capital expenditure outside the Ordinary Course of Business;

                  (v) the Company has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person;

                  (vi) the Company has not created, incurred, assumed, or guaranteed more that $10,000 in the aggregate any indebtedness for borrowed money and capitalized lease obligation;

                  (vii) the Company has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (viii) the Company has not cancelled, compromised, waived, or released any right or claim (or series of related rights and claims) either involving more than $10,000 or outside the Ordinary Course of Business;

                  (ix) the Company has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (x) the Company has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property;

                  (xi) the Company has not made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xii) the Company has not granted any increase in the compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (xiii) the Company has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xiv) the Company has not made or pledged to make any charitable or other capital contribution outside the Ordinary Course of Business; and

                  (xv)    the Company has not committed to any of the foregoing.

         (h) Undisclosed Liabilities. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

         (i)  Legal   Compliance.   The  Company  and  each  of  its  respective
predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, or future prospects of the Company.

         (j)      Tax Matters.

                  (i) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company currently is not the beneficiary of any extension of time within which to file any Tax Return. There is no material dispute or claim concerning any Tax Return either (A) claimed or raised by any authority in writing or (b) as to which the Seller or the directors and officers of the Company has Knowledge.

                  (ii) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (iv) The Company has not filed a consent under Code '341(f) concerning collapsible corporations. The Company has not made any material payments, is not obligated to make any material payments, nor is it a party to any agreement that under certain circumstances could obligate it to make any material payments that will not be deductible under Code '280G. The Company has not been a United States real property holding corporation within the meaning of Code '897(c)(2) during the applicable period specified in Code '897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has not been a member of an affiliated group (within the meaning of Code '1504(a)) filing a consolidated federal income Tax Return and (B) has no Liability for the Taxes of any Person (other than the Company) under Reg. '1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (v) The unpaid Taxes of the Company (A) did not, as of the Most Recent Fiscal Year End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and
         (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

         (k)      Intellectual Property.

                  (i) The Company owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary for the operation of the businesses of the Company as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Company immediately prior to the Closing hereunder will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of any of the Seller and the directors and officers of the Company (and employees with responsibility for Intellectual Property matters), the Company has taken all necessary action to maintain and protect each item of Intellectual Property that it owns or uses.

                  (ii) To the Knowledge of any of the Seller and the directors and officers of the Company (and employees with responsibility for Intellectual Property matters), the Company has not interfered with, infringed upon, misappropriated, or otherwise violated any material Intellectual Property rights of third parties, and no such person has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that the Company must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of any of the Seller and the directors and officers of the Company (and employees with responsibility for Intellectual Property matters), no third party has interfered with, infringed upon, misappropriated, or otherwise violated any material Intellectual Property rights of the Company.

                  (iii) '4(k)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to the Company with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which the Company has made with respect to any of its Intellectual Property, and identifies each material license, agreement, or other permission which the Company has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Seller has delivered to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). '4(k)(iii) of the Disclosure Schedule also identifies each material trade name or unregistered trademark used by the Company in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in '4(k)(iii) of the Disclosure Schedule:

                           (A)  the  Company  possess  all  right,   title,  and
                  interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                           (B)  the  item  is not  subject  to  any  outstanding
injunction, judgment, order, decree, ruling, or charge;

                           (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                           (D) The Company has not ever agreed to indemnify  any
                  Person  for  or  against   any   interference,   infringement,
                  misappropriation, or other conflict with respect to the item.

                  (iv) '4(k)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that the Company uses pursuant to license, sublicense, agreement, or permission. The Seller has delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in '4(k)(iv) of the Disclosure Schedule:

                           (A) the license, sublicense, agreement, or permission
                  covering the item is legal, valid, binding, enforceable, and in full force and effect in all material respects;

                           (B) the license, sublicense, agreement, or permission
                  will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

                           (C) no party to the license,  sublicense,  agreement,
                  or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                           (D) no party to the license,  sublicense,  agreement,
                  or permission has repudiated any material provision thereof;

                           (E) with respect to each sublicense, to the Knowledge
                  of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                           (F) the underlying item of  Intellectual  Property is
                  not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                           (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                           (H) The Company has not  granted  any  sublicense  or
                  similar  right  with  respect  to  the  license,   sublicense,
                  agreement, or permission.

                  (v) To the Knowledge of any of the Seller and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company, the Company will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of its businesses as presently conducted and as presently proposed to be conducted.

                  (vi) Neither the Seller nor the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company.

         (l) Tangible Assets. The Company owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted. Each such tangible asset is free from material defects (patent and latent), has been maintained in accordance with normal industry practice, is in good operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used.

         (m) Inventory. The inventory of the Company consists of raw materials and supplies, manufactured and purchased parts, goods in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory writedown set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         (n) Contracts. '4(n) of the Disclosure Schedule is a true, correct and complete list of all the material contracts of the Company (including insurance policies to which the Company has been a party, a named insured, or the beneficiary at any time within the past five years), and all amendments and modifications thereto, and there are no oral or other amendment or modifications thereto. The Seller has delivered to the Buyer a correct and complete copy of each written agreement listed in '4(n) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in '4(n) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; and (C) to the Knowledge of any of the Seller and the officers and directors of the Company no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement and no party has repudiated any provision of the agreement.

         (o) Notes and Accounts Receivable. All notes and accounts receivable of the Company are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company.

         (p) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of the Company.

         (q) Insurance. the Company has been covered during the past 10 years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. '4(q) of the Disclosure Schedule describes any self-insurance arrangements affecting the Company.

         (r) Litigation. '4(r) of the Disclosure Schedule sets forth each instance in which the Company (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Seller and the directors and officers of the Company, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. None of the actions, suits, proceedings, hearings, and investigations set forth in '4(r) of the Disclosure Schedule could result in any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Company. Neither the Seller nor the directors and officers of the Company has any reason to believe that any such action, suit, proceeding, hearing, or investigation may be brought or threatened against the Company.

         (s) Product Warranty. Each product manufactured, sold, leased, or delivered by the Company has been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company has no material Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company. No product manufactured, sold, leased, or delivered by the Company is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. '4(s) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for the Company (containing applicable guaranty, warranty, and indemnity provisions).

         (t) Product Liability. The Company has no Liability (and there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by the Company.

         (u) Employees. To the Knowledge of any of the Seller and the directors and officers of the Company, no executive, key employee, or group of employees has any plans to terminate employment with the Company. The Company is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. The Company has not committed any unfair labor practice. Neither the Seller nor the directors and officers of the Company has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company.

         (v)      Employee Benefits.

                  (i) '4(v) of the Disclosure Schedule lists each Employee Benefit Plan that the Company maintains or to which the Company contributes or has any obligation to contribute.

                           (A) Each such Employee Benefit Plan (and each related
                  trust, insurance contract, or fund) complies in form and in operation in all respects with the applicable requirements of ERISA, the Code, and other applicable laws.

                           (B) All required reports and  descriptions  have been
                  timely filed and distributed appropriately with respect to each such Employee Benefit Plan. The requirements of COBRA have been met with respect to each such Employee Benefit Plan which is subject to COBRA.

                           (C) All premiums  and  contributions  (including  all
                  employer contributions and employee salary reduction contributions) which are due have been paid to each such Employee Benefit Plan and all premiums and contributions for any period ending on or before the Closing Date which are not yet due have been paid to each such Employee Benefit Plan or accrued in accordance with the past custom and practice of the Company.

                           (D) Each such Employee Benefit Plan which is an Employee Pension Benefit Plan meets the requirements of a "qualified plan" under Code '401(a), has received, within the last four years, a favorable determination letter from the Internal Revenue Service that it is a "qualified plan," and Seller is not aware of any facts or circumstances that could result in the revocation of such determination letter.

                           (E) The  market  value  of  assets  under  each  such
                  Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer Plan) equals or exceeds the present value of all vested and nonvested Liabilities thereunder determined in accordance with PBGC methods, factors, and assumptions applicable to an Employee Pension Benefit Plan terminating on the date for determination.

                           (F) The Seller has delivered to the Buyer correct and
                  complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, and all related trust agreements, insurance contracts, and other funding agreements which implement each such Employee Benefit Plan.

                  (ii) With respect to each Employee Benefit Plan that the Company and any ERISA Affiliate maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute:

                           (A) No such Employee Benefit Plan which is an Employee Pension Benefit Plan (other than any Multiemployer
                  Plan) has been completely or partially terminated or been the subject of a Reportable Event as to which notices would be required to be filed with the PBGC. No proceeding by the PBGC to terminate any such Employee Pension Benefit Plan (other than any Multiemployer Plan) has been instituted or, to the Knowledge of the Seller and the directors and officers of the Company, threatened.

                           (B) There have been no Prohibited  Transactions  with
                  respect to any such Employee Benefit Plan. No Fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Employee Benefit Plan. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any such Employee Benefit Plan (other than routine claims for benefits) is pending or, to the Knowledge of the Seller and the directors and officers of the Company, threatened.
                  Neither the Seller nor the directors and officers of the Company has any Knowledge of any Basis for any such action, suit, proceeding, hearing, or investigation.

                           (C) The  Company  has not  incurred,  and neither the
                  Seller nor the directors and officers of the Company has any reason to expect that the Company will incur any Liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in ERISA '4201) or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan.

                  (iii) The Company does not contribute to, never has contributed to, and never has been required to contribute to any Multiemployer Plan or has any Liability (including withdrawal liability as defined in ERISA '4201) under any Multiemployer Plan.

                  (iv) The Company does not maintain and never has maintained or contributed, and never has been required to contribute, to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current retirees, future retirees or terminated employees, their spouses, or their dependents (other than in accordance with COBRA).

         (w) Guaranties. The Company is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other Person.

         (x)      Environmental, Health, and Safety Matters.

                  (i) Each of the Company and its  predecessors has complied and
         is  in  compliance   with  all   Environmental,   Health,   and  Safety
         Requirements.

                  (ii) Without limiting the generality of the foregoing, the Company has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business; a list of all such permits, licenses and other authorizations is set forth on the attached "Environmental and Safety Permits Schedule."

                  (iii) Neither the Company nor its predecessors has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

                  (iv) None of the following exists at any property or facility owned or operated by the Company: (1) underground storage tanks, (2) asbestos-containing material in any form or condition, (3) materials or equipment containing polychlorinated biphenyls, or (4) landfills, surface impoundments, or disposal areas.

                  (v) Neither the Company nor its predecessors has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to liabilities, including any liability for response costs, corrective action costs, personal injury, property damage, natural resources damages or attorney fees, pursuant to any Environmental, Health, and Safety Requirements.

                  (vi) To the Knowledge of any of the Seller and the officers and directors of the Company, no facts, events or conditions relating to the past or present facilities, properties or operations of the Company or any of its predecessors will give rise to any investigatory, remedial or corrective obligations pursuant to Environmental, Health, and Safety Requirements, or give rise to any other liabilities including without limitation any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

         (y) Certain Business Relationships with the Company. Other than in his capacity as an shareholder, officer, and director, the Seller has not been involved in any material business arrangement or relationship with the Company within the past 12 months, and does not own any material asset, tangible or intangible, which is used in the business of the Company.

         (z) Year 2000 Items. All Information Technology that is relied upon by the Company in its internal operations or is included as part of the products produced by the Company, currently and during the past two years, is Year 2000 Compliant. Additionally, to the Knowledge of the Seller, the Company has received no notice of any material vendor or customer of the Company indicating that such vendor or customer may be unable to continue to conduct business in the ordinary course due to difficulties with its own business being Year 2000 Compliant.

         (aa) Disclosure. The representations and warranties contained in this '4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this '4 not misleading.

5. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

         (a) General. Each of the Parties will use his or its reasonable best efforts to take all action and to do all things necessary or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in '7 below).

         (b) Notices and Consents. The Seller will cause the Company to give any notices to third parties, and will cause the Company to use its best efforts to obtain any third party consents, that the Buyer may request in connection with the matters referred to in '4(c) above. Each of the Parties will (and the Seller will cause the Company to) give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in '3(a)(ii), '3(b)(ii), and '4(c) above.

         (c) Operation of Business. The Seller will not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Seller will not cause or permit the Company to
(i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, (ii) materially increase or modify the compensation or benefits to any of its employees; (iii) issue any equity securities or rights to acquire such securities; (iv) dispose of any assets, except in the Ordinary Course of Business; (v) take any other action or fail to take any action that would result in a material change in the value of the Company's business as of the date of this Agreement; or (vi) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in '4(g) above.

         (d) Preservation of Business. The Seller will cause the Company to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees.

         (e) Full Access. The Seller will permit, and the Seller will cause the Company to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to the Company.

         (f) Notice of Developments. The Seller will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in '4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in '3 above. No disclosure by any Party pursuant to this '5(f), however, shall be deemed to amend or supplement Annex I, Annex II, or the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

         (g) Exclusivity. The Seller will not (and will not cause or permit the Company to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any capital stock or other voting securities, or any substantial portion of the assets, of the Company (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. The Seller will not vote his Company Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Seller will notify the Buyer immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

6. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing.

         (a) General. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under '8 below). The Seller acknowledges and agrees that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Company.

         (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under '8 below).

         (c) Transition. The Seller will not take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Seller will refer all customer inquiries relating to the businesses of the Company to the Buyer from and after the Closing.

         (d)      Confidentiality.

                  (i) Confidential Information of the Buyer. The Seller acknowledges that in the course of performing this Agreement, Buyer may provide to the Seller or the Company confidential and proprietary information about its business which is not generally available to the public ("Buyer Confidential Information"), the disclosure of which to third parties without the express authorization of the Buyer would result in economic losses to the Buyer. Accordingly, regardless of the means of communication of the Buyer Confidential Information, the Seller agrees to (and cause the Company to agree to) hold the Buyer Confidential Information in strict confidence and, without the prior written permission from the Buyer, not to disclose the Buyer Confidential Information to any third parties, or use it for any commercial purposes except in performance of this Agreement.

                  (ii) Confidential Information of the Company. The Seller will treat and hold as such all of the confidential information of the Company ("Company Confidential Information"), and refrain from using any of Company Confidential Information except in connection with this Agreement or in the course of his continued employment with the Company.

                  (iii) General. The Seller shall promptly notify the Buyer of any breach of the foregoing obligations of confidentiality. In the event that the Seller or the Company is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, the Seller will (or will cause the Company to) notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this '6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, the Seller or Company is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, the Seller (or Company) may disclose the Confidential Information to the tribunal; provided, however, that the Seller shall use (and shall cause the Company to use) reasonable efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate. The foregoing provisions shall not apply to any Confidential Information which is generally available to the public immediately prior to the time of disclosure.

         (e) Covenant Not to Compete. For a period of three years from and after the Closing Date, the Seller will not engage directly or indirectly in any business that the Company conducts as of the Closing Date in any geographic area in which the Company now or hereafter conducts that business; provided, however, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this '6(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

7.       Conditions to Obligation to Close.

         (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in '3(a) and '4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Seller shall have performed and complied with all of his covenants hereunder in all material respects through the Closing;

                  (iii) the Company shall have procured all of the third party consents specified in '5(b) above;

                  (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Company Shares and to control the Company, or (D) affect adversely the right of the Company to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (v) the Seller shall have delivered to the Buyer a certificate
         to  the  effect  that  each  of  the  conditions   specified  above  in
         '7(a)(i)-(iv) is satisfied in all respects;

                  (vi) Buyer and Seller shall enter into an employment agreement in a form mutually agreeable to Buyer and Seller and the same shall be in full force and effect;

                  (vii) Buyer and Seller shall enter into a mutually agreeable form of Pledge Agreement to secure the Debentures and the same shall be in full force and effect;

                  (viii) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Company other than those whom the Buyer shall have specified in writing at least five business days prior to the Closing;

                  (ix) no material adverse change in the financial condition or results of operation of the Company, or in the condition or value of its material assets, taken as a whole, shall have occurred between the date of this Agreement and the Closing Date;

                  (x) Buyer shall be satisfied with its continuing business, legal, environmental, and accounting due diligence investigation of the Company in all respects; and

                  (xi) all actions to be taken by the Seller in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Buyer.

The Buyer may waive any condition specified in this '7(a) if it executes a writing so stating at or prior to the Closing.

         (b) Conditions to Obligation of the Seller. The obligation of the Seller to consummate the transactions to be performed by him in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) the representations and warranties set forth in '3(b) above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (iv)  the  Buyer  shall  have   delivered   to  the  Seller  a
         certificate to the effect that each of the conditions specified above in '7(b)(i)-(iii) is satisfied in all respects;

                  (v) Buyer and Seller shall enter into employment agreements in form and substance as set forth in Exhibit D attached hereto and the same shall be in full force and effect;

                  (vi) Buyer and Seller shall enter into a mutually agreeable form of Pledge Agreement to secure the Debentures and the same shall be in full force and effect; and

                  (vii) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Seller.

The Seller may waive any condition specified in this '7(b) if he executes a writing so stating at or prior to the Closing.

8.       Remedies for Breaches of This Agreement.

         (a) Survival of Representations and Warranties. Except for '3(a)(v) and '4(b), (j) and (x), all of the representations and warranties of Seller and the Company contained in this Agreement shall survive the Closing (even if Buyer had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of four (4) years thereafter. The representations and warranties in '3(a)(v) and '4(b), (j) and
(x) shall survive Closing (even if Buyer had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect thereafter subject only to applicable statutes of limitation.

         (b)      Indemnification Provisions for Benefit of the Buyer.

                  (i) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of his representations, warranties, and covenants contained herein (other than the covenants in '2(a) above and the representations and warranties in '3(a) above), then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (ii) In the event the Seller breaches (or in the event any third party alleges facts that, if true, would mean the Seller has breached) any of his covenants in '2(a) above or any of his representations and warranties in '3(a) above, then the Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

                  (iii) The Seller agrees to indemnify the Buyer from and against the entirety of any Adverse Consequences the Buyer may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Liability of the Company (x) for any Taxes of the Company with respect to any Tax year or portion thereof ending on or before the Closing Date (or for any Tax year beginning before and ending after the Closing Date to the extent allocable (determined in a manner consistent with '9(c)) to the portion of such period beginning before and ending on the Closing Date), to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet, and (y) for the unpaid Taxes of any Person (other than the Company) under Reg. '1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

         (c) Indemnification Provisions for Benefit of the Seller. In the event the Buyer breaches (or in the event any third party alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained herein, then the Buyer agrees to indemnify the Seller from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         (d)      Matters Involving Third Parties.

                  (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this '8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 20 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with '8(d)(ii) above,
         (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

                  (iv) In the event any of the conditions in '8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this '8.

         (e) Determination of Adverse Consequences. All indemnification payments under this '8 shall be deemed adjustments to the Purchase Price.

         (f) Recoupment Under the Hold-Back and Debentures. The Buyer shall have the option of recouping all or any part of any Adverse Consequences it may suffer (in addition to seeking any indemnification to which it is entitled under this '8) by notifying Seller that the Buyer is reducing the Hold-Back and/or the principal amount outstanding under the Debentures; provided, however that Seller shall have the option of making a cash payment of the recoupment amount in lieu any reduction in the Debentures, if such cash payment is made in fully to Buyer within thirty (30) days of notice of such recoupment from Buyer. Recoupment by reduction of the principal amount of the debenture shall affect the timing and amount of payments required under the Debentures in the same manner as if the Buyer had made a permitted prepayment (without premium or penalty) thereunder.

         (g) Limitation On Amount. In no event shall Seller be liable to Buyer for amounts owed under Seller's indemnification obligation under this Section 8 in excess of the Purchase Price.

         (h) Other  Indemnification  Provisions.  The foregoing  indemnification provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy (including without limitation any such remedy arising under Environmental, Health, and Safety Requirements) any Party may have with respect to the Company or the transactions contemplated by this Agreement. The Seller hereby agrees that he will not make any claim for indemnification against the Company by reason of the fact that Seller was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

9. Tax Matters. The following provisions shall govern the allocation of responsibility as between Buyer and Seller for certain tax matters following the Closing Date:

         (a) Tax Periods Ending on or Before the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Buyer shall permit Seller to review and comment on each such Tax Return described in the preceding sentence prior to filing. Seller shall reimburse Buyer for Taxes of the Company with respect to such periods within fifteen (15) days after payment by Buyer or the Company of such Taxes (whether in connection with the filing of such Tax Return or as the result of an audit) to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet.

         (b) Tax Periods Beginning Before and Ending After the Closing Date. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Closing Date and end after the Closing Date. Seller shall pay to Buyer within fifteen (15) days after the date on which Taxes are paid with respect to such periods an amount equal to the portion of such Taxes which relates to the portion of such Taxable period ending on the Closing Date to the extent such Taxes are not reflected in the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Closing Balance Sheet. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Taxable period that includes (but does not end on) the Closing Date, the portion of such Tax which relates to the portion of such Taxable period ending on the Closing Date shall (x) in the case of any Taxes other than Taxes based upon or related to income or receipts, be deemed to be the amount of such Tax for the entire Taxable period multiplied by a fraction the numerator of which is the number of days in the Taxable period ending on the Closing Date and the denominator of which is the number of days in the entire Taxable period, and (y) in the case of any Tax based upon or related to income or receipts be deemed equal to the amount which would be payable if the relevant Taxable period ended on the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

         (c) Cooperation on Tax Matters. The Buyer, the Company and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. The Company and the Seller agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Seller, any extensions thereof) of the respective taxable periods.

         (d) Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Seller when due, and Seller will, at his own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

10.      Termination.

         (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

                  (i) the Buyer and the Seller may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing (A) in the event the Seller has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under '7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) the Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Seller has notified the Buyer of the breach, and the breach has continued without cure for a period of 15 days after the notice of breach or (B) if the Closing shall not have occurred on or before December 31, 1998, by reason of the failure of any condition precedent under '7(b) hereof (unless the failure results primarily from the Seller himself breaching any representation, warranty, or covenant contained in this Agreement).

         (b) Effect of Termination. If any Party terminates this Agreement pursuant to '10(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach).

11.      Miscellaneous.

         (a) Press Releases and Public Announcements. Neither Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other Party; provided, however, that either Party may make any public disclosure he or it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable best efforts to advise the other Party prior to making the disclosure).

         (b) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including that certain Letter of Intent between the Parties, dated November 4, 1998.

         (d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of other Party; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates and
(ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to the Seller:

Aborn Electronics, Inc.
2108 D Bering Drive
San Jose, CA 95131
Atten: Vijay Lumba         .........

If to the Buyer:           .........Copy to:
----------------                    --------

ZEVEX International, Inc.  .........Jones, Waldo, Holbrook & McDonough
4314 ZEVEX Park Lane       .........170 S. Main Street, Suite 1500
Salt Lake City, UT 84123   .........Salt Lake City, UT 84101
Atten: Phillip McStotts    .........Atten: Ronald Poelman

A Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. A Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (h) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Utah without giving effect to any choice or conflict of law provision or rule (whether of the State of Utah or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Utah.

         (i)      Dispute Resolution.

                  (i) The Parties desire to resolve disputes arising out of this Agreement without litigation. Accordingly, except for actions to seek temporary restraining orders or injunctions related to the purposes of this Agreement, a dispute involving the adjudication of the rights of a third party that does not agree to arbitration, or a suit to compel compliance with the dispute resolution provision, the Parties agree to use the following alternative dispute procedure as their sole remedy with respect to any controversy or claim arising out of or relating to this Agreement or its breach.

                  (ii) At the written request of a Party, each Party will appoint a knowledgeable, responsible representative to meet and negotiate in good faith to resolve any dispute arising under this Agreement. The Parties intend that these negotiations be conducted by non-lawyer, business representatives. The location, format, frequency, duration and conclusion of these discussions shall be left to the discretion of the representatives. Upon agreement between the Parties, the representatives may utilize other alternative dispute resolution procedures such as mediation to assist in the negotiations. Discussions and correspondence among the representatives for the purposes of these negotiations shall be treated as confidential information developed for the purposes of settlement, exempt from discovery and production, which shall not be admissible in the arbitration described below or in any lawsuit without the concurrence of both Parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in the arbitration or lawsuit.

                  (iii) If the negotiations do not resolve the dispute within thirty (30) days after the initial written request, the disputes shall be submitted to binding arbitration by a panel of three arbitrators pursuant to the Commercial Arbitration Rules of the American Arbitration Association in Salt Lake City, Utah. A Party may demand such arbitration in accordance with procedures set out in those rules. Each party shall designate, as its appointed arbitrator, an impartial individual who is experienced in the business of manufacturing products similar to the products of the Company. Within 20 days of appointment, the two designated arbitrators shall then designate by mutual agreement an impartial attorney licensed in the state of the arbitration, which attorney shall serve as the panel's administrative head. The majority decision of the panel shall final and conclusive upon both Parties. Discovery shall be controlled by the arbitrators and shall be permitted to the extent set out in this paragraph. Each Party may submit in writing to a Party, and that Party shall respond, to a maximum of any combination of thirty-five (35) (none of which may have subplots) of the following: interrogatories, demands to produce documents, and requests for admission. The Parties shall contract with the arbitrators to commence the arbitration hearing within sixty (60) days of the demand for arbitration. The arbitrators shall control the scheduling so as to process the matter expeditiously. The Parties may submit written briefs. The Parties shall require the arbitrators to rule on the dispute by issuing a written opinion within thirty (30) days after the close of the hearings. The times specified in this paragraph may be extended upon a showing of good cause. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

                  (iv) Each Party shall bear its own cost of these procedures. A Party seeking discovery shall reimburse to the responding Party the costs of production of documents (to including search time and reproduction costs). The Parties shall equally split the fees of any mediation, but in any arbitration or permissible legal proceedings, the prevailing Party shall be entitled to reasonable attorneys' fees, costs and other disbursements in addition to any other relief to which such Party may be entitled.

         (j) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by a Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (k) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (l) Expenses. Each of the Parties and the Company will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that the Company has not borne or will bear any of the Seller's costs and expenses (including any of his legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (m) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If a Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (n) Incorporation of Exhibits, Annexes, and Schedules. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (o) Specific Performance. Each Party acknowledges and agrees that the other Party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party agrees that the other Party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in '10(p) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (p) Submission to Jurisdiction. Each Party submits to the jurisdiction of any state or federal court sitting in Salt Lake County, Utah, in any action or proceeding arising out of or relating to this Agreement that is allowed under '10(i) and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any such action or proceeding arising out of or relating to this Agreement in any other court. Each Party waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

ZEVEX INTERNATIONAL, INC.


By:/s/Phillip L. McStotts

Title:Chief Financial Officer


/s/Vijay Lumba
VIJAY LUMBA

                                    EXHIBIT A
                          FORM OF CONVERTIBLE DEBENTURE

         THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR APPLICABLE STATE LAW AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR STATE LAW OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THE SECURITIES, SUCH OFFER, SALE, OR TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.


                                                CONVERTIBLE DEBENTURE

                                               (Due _________________)

______________, 199___
(the "Issuance Date")

         The undersigned, ZEVEX INTERNATIONAL, INC., a Delaware corporation (the "Company"), for value received, hereby promises to pay to the order of VIJAY
LUMBA        (the         "Holder")         the         principal         amount
of______________________________________________   ($________________)  together
with interest on such principal amount and any other amounts due under this Debenture.

         This Debenture (the "Debenture") is issued pursuant to that certain Stock Purchase Agreement, dated December 31, 1998, entered into between the Company and the Holder of this Debenture (the "Agreement"). This Debenture is also subject to the following additional terms and conditions:

1. Interest. Commencing on the date of this Debenture and continuing until all principal and interest due under this Debenture are paid in full, the outstanding principal balance of this Debenture shall bear interest at the rate of seven percent (7%) per annum, compounded annually. Interest shall accrue daily and be calculated on the basis of a three hundred sixty (360) day year and the actual number of days elapsed in any partial calendar month.

2. Payment. Accrued interest shall be due and payable beginning April 1, 1999 and on each July 1, October 1, January 1, and April 1 thereafter until this Debenture is paid in full. The unpaid principal balance of this Debenture, together with any and all accrued but unpaid interest, shall be due and payable in full three (3) years from the Issuance Date. All payments of principal and interest shall be made in lawful money of the United States of America at the address of the holder set forth in Section 7.1 below. Unless the Holder shall elect otherwise, each payment made under this Debenture shall be applied first to interest due under this Debenture and any balance shall be applied to reduce the principal balance of this Debenture.

3.       Right of Conversion

         3.1 Conversion  Into Company  Securities.  At any time after a date one
(1) year from the Issuance Date until a date three (3) years after the Issuance Date, and from time to time during such period, the Holder may elect to convert all or a portion of the unpaid principal amount and all accrued but unpaid interest of this Debenture into fully paid and nonassessable shares of Company Common Stock, $0.001 par value (the "Conversion Shares") at the conversion price of eleven dollars ($11.00) per share (the "Conversion Price"); provided that any partial conversion of less than the entire remaining principal balance of this Debenture may not be less than $25,000 in principal and accrued and unpaid interest.

         3.2 Mechanics of Conversion. Upon the Holder's election to convert pursuant to Section 3.1 above, the Holder shall send written notice of its election to the Company and shall surrender this Debenture to the Company at its principal office. The written election shall specify the amount of principal and accrued and unpaid interest that is to be converted. Each conversion shall be deemed to have been effected as of the close of the business on the date on which the notice is delivered to the Company and the outstanding principal balance and accrued and unpaid interest shall be reduced by the amount converted as set forth in the notice. Within a reasonable time thereafter, the Company shall cancel the designated portion of the unpaid principal amount of this Debenture converted by the Holder and issue and deliver to the Holder a certificate or certificates (the "Conversion Certificates"), registered in the name of such Holder, for the number of full shares of the Conversion Shares issuable at the Conversion Price, bearing such restrictive legends as may be required by federal and state securities laws. In the event of a Partial Conversion, the Company shall return with the Conversion Certificates this Debenture, bearing a proper notation of the principal amount that remains due and payable after Holder's partial conversion, but otherwise unaltered.

         3.3 Effects of Conversion. Upon conversion of the entire amount of principal and unpaid interest of this Debenture, the rights of the Holder of the Debenture as such shall cease. The person or persons in whose name or names the Conversion Certificates are issued shall be deemed to have become the holder or holders of record of the Conversion Shares represented thereby.

         3.4 No Fractional Shares. No fractional share of the Conversion Shares will be issued in connection with any conversion hereunder. Instead of any fractional share the Company shall pay a cash adjustment in respect of such fractional interest as determined by reference to the Conversion Price.

         3.5 No Rights as Stockholders. Prior to the conversion of all or any portion of this Debenture, the Holder shall not be entitled to any right as a stockholder, including without limitation the right to vote or to receive dividends or other distribution, and shall not be entitled to receive any notice of any proceeding of the Company, except as provided herein.

         3.6 Taxes on Conversion. Any taxes required upon the issuance of Conversion Certificates on conversion of this Debenture shall be paid by the Holder.

         3.7 Adjustments. In the event of any Company stock split, stock combination, merger, consolidation or recapitalization affecting the Common Stock of the Company prior to repayment or conversion under this Debenture, the Company shall make appropriate, proportionate adjustments to the Conversion Shares issued to Holder under Holder's conversion right.

         3.8 Notices of Record Date. In the event of (i) any taking by the Company of a record of the holders of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or (ii) any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, or any transfer of all or substantially all of the assets of the Company to any other corporation, entity, or person, or any voluntary or involuntary dissolution, liquidation, or a winding-up of the Company, which occurs during the conversion period, the Company shall mail to the Holder of the Debenture, at least fifteen
(15) days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up is expected to become effective, and (C) the time, if any is to be set, as to when the holders of record of such security shall be entitled to exchange their shares for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation, or winding-up.

4.       Events of Default; Acceleration

         4.1 Events, Remedy. If any of the following conditions or events ("Events of Default") shall occur:

                  (a) if the Company shall default in the payment of the principal or interest on the Debenture when due and such default continues for a period of 30 days after written notice thereof to the Company from Holder; or

                  (b) if the Company shall default in the performance of or compliance with any term or covenant contained in this Debenture, the Agreement, or the Pledge Agreement and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the Company by Holder (provided, however, if such default is not cured within such 30-day period and the Company is diligently pursuing such cure, the Company shall have an additional period of time not to exceed ninety (90) days in which to cure such default); or

                  (c) if the Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, or if the Company or its directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company; or

                  (d) if, within 60 days after the service of process on Company following commencement of an action against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or if, alternatively, all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 60 days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;

then and in any such event Holder may at any time (unless all defaults shall theretofore have been remedied) at his option, by written notice to the Company, declare the entire principal and interest of the Debenture then remaining unpaid to be due and payable immediately. Notwithstanding the foregoing, this Debenture shall not be in default to the extent that the Company has exercised its rights of recoupment under Section 8(f) of the Agreement.

         4.2 Other Remedies on Default, Etc. In case any one or more Events of Default shall occur, be continuing, and not have been waived, Holder may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity, or other appropriate proceeding, whether for the specific performance of any agreement contained herein or under terms of the Agreement or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law. In case of a default in the payment of principal or interest on the Debenture, the Company will pay to the Holder thereof such further amount as shall be sufficient to cover the costs and expenses of collection, including, without limitation, reasonable attorneys' fees. No course of dealing and no delay on the part of any Holder in exercising any right shall operate as a waiver thereof or otherwise prejudice such Holder's rights. No right conferred hereby or by the Agreement upon any Holder shall be exclusive of any other right referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.

5.       Prepayment

         This Debenture may be prepaid at any time without prior notice and without penalty, including any recoupment deemed a prepayment hereof under
Section 8(f) of the Agreement.

6.       Security for Debenture

         This Debenture is secured by a Stock Pledge Agreement of even date herewith by and between the Company and Holder.

7.       Miscellaneous Provisions

         7.1 Notices. Any notice herein required or payment required hereunder shall be made or given to the address of the parties as specified in the Agreement.

         7.2 Amendments or Waivers. Any provision of this Debenture may be amended, waived, or modified, but only upon the written consent of the Company and the Holder.

         7.3 Governing Law. This Debenture has been executed in and shall be governed by the laws of the State of Utah excluding that body of law pertaining to conflicts of law.

         7.4 Miscellaneous. The unenforceability or invalidity of any provision of this Debenture shall not affect the enforceability or validity of any other provision of this Debenture. The terms of this Debenture shall bind the undersigned and inure to the benefit of Holder and their respective heirs, successors, assigns and legal representatives. The Holder may, in accordance with the terms of the Agreement, assign all or part of Holder's interest under this Debenture.

         IN WITNESS WHEREOF, the Company has caused this Debenture to be issued this ____ day of _________________, 1998.


                                                       ZEVEX INTERNATIONAL, INC.


                                                       By:
                                                       Its:

                                    EXHIBIT B
                FORMULA FOR CALCULATING POSSIBLE EARN-OUT PAYMENT


The formula for calculating the possible Earn-Out Payment will be:

         A + B x ($950,000.00) = Cash portion of possible Earn-Out Payment

         A + B x ($950,000.00) = Debenture portion of possible Earn-Out Payment

Where:

         A = 1999 Actual Revenue - 1998 Actual Revenue x 0.30 1999 Projected Revenue - 1998 Actual Revenue

         B        = 1999  Actual Pre Tax  Income - 1998  Actual Pre Tax Income x
                  0.70  1999  Projected  Pre Tax  Income - 1998  Actual  Pre Tax
                  Income

And:

         "1998 Projected Revenue" is $1,310,098 (taken from projection).

         "1999 Actual Revenue" is the total gross revenue for Aborn for the period from January 1, 1999 to December 31, 1999.

         "1999 Projected Revenue" is $2,721,500.00.

         "1998 Projected Pre Tax Income" is $337,078 (taken from projection).

         "1999 Actual Pre Tax Income" is the pre tax income for Aborn for the period from January 1, 1999 to December 31, 1999.

         "1999 Projected Pre Tax Income" is $1,176,500

Notwithstanding  the foregoing,  in the event that the 1999 Actual Pretax Income
equals  or  exceeds  $1,176,500,   Seller  shall  receive  one  hundred  percent
($950,000) of the Earn-Out Payment.




Example

         Assuming that "1999 Actual Revenue" is $2,000,000 and "1999 Actual Pre Tax Income" is $800,000, the possible Earn-Out Payment is calculated as follows:

         2,000,000 - 1,310,098 x .30 = 0.1846
         2,721,500 - 1,310,098

           800,000 - 337,078 x .70 = 0.3862
         1,176,000 - 337,078

         0.1466 + 0.3862 = 0.5384

         0.5384 x $950,000 = $508,060 cash portion of Earn-Out  Payment 0.5384 x
         $950,000 = $508,060 Debenture portion of Earn-Out Payment